Exhibit 2.1

AMENDED AND RESTATED

AGREEMENT AND PLAN OF MERGER

dated as of

September 29, 2025

by and among

SPRING VALLEY ACQUISITION CORP. II,

EAGLE NUCLEAR ENERGY CORP.,

SPRING VALLEY MERGER SUB II, INC.,

SPRING VALLEY MERGER SUB III, INC.,

and

EAGLE ENERGY METALS CORP.

Exhibits

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Lock-Up Agreement

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”), dated as of September 29, 2025, is entered into by and among Spring Valley Acquisition Corp. II, a Cayman Islands exempted company (“Acquiror”), Eagle Nuclear Energy Corp., a Nevada corporation (“PubCo”), Spring Valley Merger Sub III, Inc., a Cayman Islands exempted company (“Merger Sub 1”), Spring Valley Merger Sub II, Inc., a Nevada corporation (“Merger Sub 2”, and together with Merger Sub 1, the “Merger Subs”), and Eagle Energy Metals Corp., a Nevada corporation (the “Company”). Except as otherwise indicated, capitalized terms used but not defined herein shall have the meanings set forth in Article I of this Agreement or as otherwise defined throughout this Agreement.

RECITALS

WHEREAS, (a) Acquiror is a blank check company incorporated as a Cayman Islands exempted company to acquire one or more operating businesses through a Business Combination, (b) PubCo is a wholly owned, direct subsidiary of Acquiror, and (c) Merger Sub 2 is a wholly owned, direct subsidiary of PubCo;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Acquiror contributed all of its shares in Merger Sub 2 to PubCo and PubCo accepted such contribution pursuant to a contribution agreement (the “Contribution Agreement”), pursuant to which, Merger Sub 2 is a wholly owned direct subsidiary of PubCo;

WHEREAS, pursuant to the Acquiror Organizational Documents, Acquiror shall provide an opportunity to its shareholders to have their Acquiror Class A Shares redeemed prior to First Merger for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement, the Acquiror Organizational Documents, the Trust Agreement, and the Proxy Statement in conjunction with, inter alia, obtaining approval from the shareholders of Acquiror for the Proposals (the “Offer”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, Acquiror, PubCo and the Company have entered into a securities purchase agreement (the “PIPE Agreement”) with certain investors pursuant to which such investors, upon the terms and subject to the conditions set forth therein, will purchase Series A Cumulative Convertible Preferred Stock and be issued warrants to purchase shares of Acquiror Common Stock in a private placement (the “PIPE”) to be consummated immediately prior to the consummation of the Transactions;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, the Company has entered into a securities purchase agreement (the “Common Stock Purchase Agreement”) with certain investors pursuant to which such investors, upon the terms and subject to the conditions set forth therein, have purchased shares of Company Common Stock;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, the Sponsor, PubCo and certain stockholders of Acquiror shall have entered into a certain Support Agreement, dated as of the date hereof (the “Sponsor Support Agreement”), with the Company, pursuant to which, among other things, the Sponsor and such stockholders have agreed to vote in favor of the Transactions;

WHEREAS, contemporaneously with the execution and delivery of this Agreement, in connection with the Transactions, Acquiror, PubCo and certain Company Stockholders shall have each entered into a certain Voting and Support Agreement, dated as of the date hereof (the “Voting and Support Agreements”), with the Company, pursuant to which, among other things, such Company Stockholders have each agreed to vote in favor of the Transactions;

WHEREAS, contemporaneously with the Closing, in connection with the Transactions, Acquiror, the Company, PubCo, the Sponsor and certain Company Stockholders will amend that certain Registration and Shareholder Rights Agreement, dated as of October 12, 2022 entered into between the Acquiror and the Sponsor and enter into that certain Registration Rights Agreement (the “Registration Rights Agreement”), in the form set forth on Exhibit A to be effective upon the Closing;

WHEREAS, contemporaneously with the Closing, PubCo, Acquiror and CST will enter into that certain Warrant Assumption Agreement (“Warrant Assumption Agreement”), pursuant to which Acquiror shall assign to PubCo all of its rights, interests, and obligations in and under the Warrant Agreements, in each case with effect from the First Effective Time;

WHEREAS, in connection with the Transactions, PubCo shall adopt the amended and restated (a) articles of incorporation (the “PubCo Charter”) and (b) bylaws, each in the form to be mutually agreed between Acquiror and the Company;

WHEREAS, subject to the terms and conditions hereof and in accordance with applicable law of the Cayman Islands, at the Closing, Merger Sub 1 will merge with and into Acquiror pursuant to the First Merger, with Acquiror surviving the First Merger as the Surviving Corporation and a wholly owned subsidiary of PubCo;

WHEREAS, subject to the terms and conditions hereof and in accordance with the NRS, at the Closing, Merger Sub 2 will merge with and into the Company pursuant to the Second Merger, with the Company surviving the Second Merger as the Surviving Company and a wholly owned subsidiary of PubCo;

WHEREAS, the respective board of directors of each of Acquiror, PubCo, Merger Sub 1, Merger Sub 2 and the Company have each approved and declared advisable this Agreement and the Transactions upon the terms and subject to the conditions of this Agreement and in accordance with the Laws of its jurisdiction and the respective board of directors have recommended the approval and adoption of this Agreement and the Transactions, including the Merger, by the equity holders of each of Acquiror, Merger Sub 1, Merger Sub 2 and the Company;

WHEREAS, prior to the consummation of the Transactions, PubCo shall, subject to Acquiror obtaining the Majority Acquiror Shareholder Approval, adopt the 2025 Long-Term Incentive Plan omnibus incentive plan (the “PubCo Equity Incentive Plan”), in the form materially consistent with the form provided to the Acquiror as of the date hereof; and

WHEREAS, prior to the consummation of the Transactions, certain stockholders of the Company and Sponsor will each enter into Lock-Up Agreements with PubCo (each, a “Lock-Up Agreement”), in the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound hereby, Acquiror, PubCo, Merger Sub 1, Merger Sub 2 and the Company agree as follows:

Article I

CERTAIN DEFINITIONS

Section 1.01      Definitions. As used herein, the following terms shall have the following meanings:

“A&R Company Charter” has the meaning set forth in Section 2.04(a).

“Acquiror” has the meaning specified in the Preamble hereto.

“Acquiror Affiliate Agreement” has the meaning specified in Section 5.15.

“Acquiror Board” means the board of directors of Acquiror.

“Acquiror Board Recommendation” has the meaning specified in Section 8.02(d).

“Acquiror Class A Share” means, prior to the consummation of the First Merger, a Class A ordinary share, par value $0.0001 per share, of the share capital of Acquiror.

“Acquiror Class B Share” means, prior to the consummation of the First Merger, a Class B ordinary share, par value $0.0001 per share, of the share capital of Acquiror.

“Acquiror Cure Period” has the meaning specified in Section 10.01(c).

“Acquiror Director Designee” has the meaning specified in Section 2.05(c).

“Acquiror Disclosure Schedules” means the disclosure schedules of the Acquiror.

“Acquiror Material Adverse Effect” means any event, change, circumstance or development (each an “Effect”) that, individually or in the aggregate with all other Effects, that has had or would reasonably be expected to have (a) a material adverse effect on the financial condition, assets, liabilities, business, or results of operations of Acquiror, PubCo and the Merger Subs, taken as a whole, or (b) a prevention, material delay or material impairment in the ability of Acquiror, PubCo or the Merger Subs to timely consummate the Transactions; provided, however, that, solely with respect to clause (a), none of the following (or the effect of any of the following) shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be an Acquiror Material Adverse Effect: (i) any change or proposed change in or change in the interpretation of any Law or GAAP; (ii) events or conditions generally affecting the industries or geographic areas in which Acquiror operates; (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets); (iv) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, embargo, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or other outbreaks of illness or public health events and other force majeure events (including any escalation or general worsening of any of the foregoing Effects); (v) any actions taken or not taken by Acquiror as required by this Agreement or any Ancillary Agreement; (vi) any Effect attributable to the announcement or execution, pendency, negotiation or consummation of the Mergers or any of the other Transactions; (vii) any actions taken, or failures to take action, or such other changed or events, in each case, which the Company has requested or to which it has consented or which actions are contemplated by this Agreement; or (viii) any event, circumstance, change or effect arising from or related to the exercise of redemption rights by holders of equity of Acquiror, except in the cases of clauses (i) through (iii), to the extent that Acquiror is disproportionately affected thereby as compared with other participants in the industry in which Acquiror operates.

“Acquiror Organizational Documents” means the Amended and Restated Memorandum and Articles of Association as dated October 12, 2022, as may be amended from time to time in accordance with the terms of this Agreement.

“Acquiror Private Warrant” means the private warrants issued by Acquiror entitling the holder to purchase one Acquiror Class A Share at a price of $11.50, subject to adjustment.

“Acquiror Public Warrant” means the public warrants issued by Acquiror entitling the holder to purchase one Acquiror Class A Share at a price of $11.50, subject to adjustment.

“Acquiror Representations” means the representations and warranties of each of Acquiror, PubCo, and the Merger Subs expressly and specifically set forth in Article V of this Agreement, as qualified by the Acquiror Disclosure Schedules. For the avoidance of doubt, the Acquiror Representations are solely made by Acquiror, PubCo, and the Merger Subs.

“Acquiror Right” means the right to receive one-tenth of one Acquiror Class A Share.

“Acquiror SEC Reports” has the meaning specified in Section 5.08(a).

“Acquiror Shareholder Approvals” means the Majority Acquiror Shareholder Approval and the Supermajority Acquiror Shareholder Approval.

“Acquiror Stockholder” means a holder of any Acquiror Class A Shares or Acquiror Class B Shares.

“Acquiror Tax Counsel” has the meaning specified in Section 8.03(c).

“Acquiror Warrants” means each Acquiror Private Warrant and Acquiror Public Warrant.

“Action” means any claim, action, suit, charge, complaint, assessment, audit, investigation, examination, arbitration, inquiry, dispute, litigation, or proceeding, in each case that is by or before any Governmental Authority.

“Additional Proposal” has the meaning specified in Section 8.02(c).

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, the ownership of voting securities, its capacity as a manager, sole or managing member or otherwise, through one or more intermediaries, where “control” means possession, directly or indirectly, of the power to direct the management and policies of such specified Person.

“Aggregate Fully Diluted Company Common Shares” means the total number of Existing Company Common Stock outstanding immediately prior to the Second Effective Time expressed on a fully-diluted and as-converted basis.

“Aggregate Merger Consideration” means a number of shares of PubCo Common Stock equal to the quotient obtained by dividing (i) the Equity Value by (ii) PubCo Share Value. For the avoidance of doubt, Aggregate Merger Consideration shall include the shares of PubCo Common Stock that will be issued to (x) the investors in connection with the Common Stock Purchase Agreement and (y) Aurora in connection with the Aurora Option Agreement (including the Base Payment Shares and the Listing Payment (each as defined in the Aurora Option Agreement)).

“Agreement” has the meaning specified in the Preamble hereto.

“Amendment Proposal” has the meaning specified in Section 8.02(c).

“Ancillary Agreements” means the (a) Sponsor Support Agreement, (b) Voting and Support Agreement, (c) Registration Rights Agreement, (d) Amendment to Sponsor Letter Agreement, (e) Lock-Up Agreement, (f) PIPE Agreement, (g) the Common Stock Purchase Agreement and (h) any other agreement, instrument and certificate required by, or contemplated in connection with, this Agreement to be executed by any of the parties as contemplated by this Agreement, in each case, only as is applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Antitrust Law” means (a) the HSR Act, the Federal Trade Commission Act, the Sherman Antitrust Act of 1890, the Clayton Antitrust Act, in each case, including the rules and regulations promulgated thereunder, (b) any applicable foreign antitrust Laws and (c) all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Articles of Merger” has the meaning specified in Section 2.01(a).

“Aurora Option Agreement” means that certain Property Option Agreement, dated as of November 18, 2024, by and among Aurora Energy Metals Ltd. (“Aurora”), Oregon Energy LLC (“Oregon Energy”) and the Company.

“Balance Sheet Date” means December 31, 2024.

“Benefit Plan” means any benefit or compensation plan, program, policy, practice, agreement, Contract, arrangement or other obligation, whether or not in writing and whether or not funded, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA), “voluntary employees’ beneficiary associations,” under Section 501(c)(9) of the Code, employment, individual consulting, retirement, severance, termination pay, change in control, transaction or retention arrangements, deferred compensation, equity or equity-based compensation, incentive compensation, bonus, supplemental retirement, profit sharing, health, medical, welfare, vacation, paid time off, post-termination or retiree health or welfare, fringe or other benefits or remuneration plan.

“Business Combination” has the meaning ascribed to such term in the Acquiror Organizational Documents.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“CBA” has the meaning set forth in Section 4.11(a)(xiv).

“CLCI” means the Companies Act (As Revised) of the Cayman Islands.

“Closing” has the meaning specified in Section 2.03.

“Closing Date” has the meaning specified in Section 2.03.

“Closing Filing” has the meaning set forth in Section 8.04(b).

“Closing Press Release” has the meaning set forth in Section 8.04(b).

“Code” means the Internal Revenue Code of 1986.

“Common Stock Purchase Agreement” has the meaning specified in the Recitals hereto.

“Company” has the meaning specified in the preamble hereto.

“Company Benefit Plan” means any Benefit Plan which is sponsored or maintained by, contributed to or required to be contributed to by, or with respect to or under which any current or potential liability or obligation is borne by the Company.

“Company Board” means the board of directors of the Company.

“Company Board Recommendation” has the meaning specified in Section 8.02(f).

“Company Charter” has the meaning set forth in Section 2.04(a).

“Company Common Stock” means the “Common Stock” of the Surviving Corporation (as defined in the A&R Company Charter).

“Company Cure Period” has the meaning specified in Section 10.01(b).

“Company Director Designees” has the meaning specified in Section 2.05(c).

“Company Disclosure Schedules” means the disclosure schedules of the Company.

“Company Intellectual Property” means all Owned Intellectual Property and all other Intellectual Property used in the business of the Company, as currently conducted.

“Company Material Adverse Effect” means any Effect that, individually or in the aggregate with one or more other Effects, (a) is or would be reasonably expected to be materially adverse to the business, financial condition or results of operations of the Company or (b) the ability of the Company to consummate the Transactions; provided, however that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in the determination of whether, there has been or will be a Company Material Adverse Effect: (i) any change in or change in the interpretation of any applicable Laws or GAAP, (ii) any events or conditions generally affecting any industry or geographic area in which the Company operates, (iii) any downturn in general economic conditions, including changes in the credit, debt, securities, financial or capital markets (including changes in interest or exchange rates, prices of any security or market index or commodity or any disruption of such markets), (iv) any geopolitical conditions, outbreak of hostilities, acts of war, sabotage, embargo, civil unrest, cyberterrorism, terrorism, military actions, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions, epidemics, pandemics or other outbreaks of illness or public health events and other force majeure events (including any escalation or general worsening of any of the foregoing Effects), (v) any actions taken or not taken by any Company as required by this Agreement or any Ancillary Agreement, (vi) any Effect attributable to the announcement or execution, pendency or consummation of the Mergers or the performance of this Agreement (including the impact thereof on relationships with customers, suppliers, licensors, distributors, partners, providers and employees) (provided, that this clause (vi) shall not apply to any representation or warranty in Sections 4.2, 4.3, 4.6, 4.11 and 4.23 of this Agreement, but subject to the disclosures set forth on Schedules 4.2, 4.3, 4.6, 4.11 and 4.23), (vii) any failure to meet any projections, forecasts or budgets; provided that this clause (vii) shall not prevent a determination that any Effect underlying such failure has resulted in a Company Material Adverse Effect, or (viii) any actions taken, or failures to take action, or such other changes or events, in each case, which Acquiror has consented to in writing prior to the taking of, or failure to take, such action, except in the cases of clauses (i) through (iv) to the extent the Company is as a whole materially disproportionately affected thereby as compared with other participants in the industry in which the Company operates.

“Company Organizational Documents” means the certificate of incorporation and bylaws of the Company, in each case, as may be amended from time to time in accordance with the terms of this Agreement.

“Company Permits” has the meaning specified in Section 4.06(d).

“Company Plan” means the Eagle Energy Metals Corp. 2025 Equity Incentive Plan.

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in Article IV of this Agreement, as qualified by the Company Disclosure Schedules. For the avoidance of doubt, the Company Representations are solely made by the Company.

“Company Software” means all Software with respect to which all Intellectual Property embodied thereby are owned or purported to be owned by the Company.

“Company Stockholder” means, as of any particular time, the holder of either Existing Company Common Stock.

“Company Stockholder Approval” has the meaning specified in Section 8.02(f).

“Company Tax Counsel” has the meaning specified in Section 8.03(c).

“Confidential Information” means any proprietary or confidential information concerning the Company, Acquiror or the business and affairs of either party or information not already generally available to the public.

“Contracts” means any legally binding contracts, agreements, subcontracts, licenses, leases, and purchase orders.

“Contribution Agreement” has the meaning set forth in the Recitals.

“Director Proposal” has the meaning set forth in Section 8.02(c).

“Earnout Payment Spreadsheet” means the schedule delivered by the Company to Acquiror prior to the Closing Date setting forth the allocation of the Earnout Shares among the Earnout Recipients.

“Earnout Period” has the meaning set forth in Section 3.05(a).

“Earnout Recipients” has the meaning set forth in Section 3.05(a).

“Earnout Shares” has the meaning set forth in Section 3.05(a).

“Earnout Target” has the meaning set forth in Section 3.05(a).

“Effect” has the meaning specified in the definition of “Acquiror Material Adverse Effect.”

“Enforceability Exceptions” has the meaning specified in Section 4.02(a).

“Environmental Laws” means all Laws relating to pollution or protection of the environment (including natural resources), health and safety (to the extent relating to management of or exposure to Hazardous Materials), or the use, generation, storage, emission, transportation, disposal or release of or exposure to Hazardous Materials.

“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation right, phantom stock, restricted stock unit, performance stock unit, restricted stock, profit participation or similar rights) and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

“Equity Value” means an amount equal to $233,500,000. For the avoidance of doubt, Equity Value includes the value of the shares of Company Common Stock issued to (i) the investors pursuant to the Common Stock Purchase Agreement and (ii) Aurora pursuant to the Aurora Option Agreement (including the Base Payment Shares and the Listing Payment (each as defined in the Aurora Option Agreement)).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to the Company, any other entity, trade or business that is a member of a group described in Section 414(b),(c), (m) or (o) of the Code or Section 4001(b)(l) of ERISA that includes the Company, or that is a member of the same “controlled group” as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the following number (rounded to four decimal places): the quotient obtained by dividing (i) the number of shares of PubCo Common Stock constituting the Aggregate Merger Consideration, divided by (ii) Aggregate Fully Diluted Company Common Shares.

“Existing Company Charter” means the Restated Certificate of Incorporation of the Company, dated as of December 17, 2024.

“Existing Company Common Stock” means the “Common Stock” of the Company (as defined in the Existing Company Charter).

“Existing Company Preferred Stock” means the “Preferred Stock” of the Company (as defined in the Existing Company Charter).

“Existing Company Stock” means the Existing Company Common Stock and the Existing Company Preferred Stock.

“Expenses” has the meaning specified in Section 11.05(a).

“Extension Date” has the meaning specified in Section 7.10.

“Financial Derivative/Hedging Arrangement” means any transaction (including an agreement with respect thereto) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any combination of these transactions.

“Financial Statements” has the meaning specified in Section 4.05(a).

“First Closing” has the meaning set forth in Section 2.03.

“First Effective Time” has the meaning specified in Section 2.01(a).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means any U.S. or foreign federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, arbitrator or arbitral body (public or private), court, tribunal any state-owned or controlled enterprise.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar intent or meaning) under applicable Environmental Laws, including but not limited to petroleum, petroleum by-products, asbestos or asbestos-containing material, polychlorinated biphenyls, per- and pol-fluoroalkyl substances, flammable or explosive substances, toxic mold or pesticides.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to any Person, without duplication, any obligations (whether or not contingent) consisting of (a) the outstanding principal amount of and accrued and unpaid interest on, and other payment obligations for, borrowed money, or payment obligations issued or incurred in substitution or exchange for payment obligations for borrowed money, (b) amounts owing as deferred purchase price for property or services, including “earnout” payments (but excluding ordinary trade accounts payable), (c) payment obligations evidenced by any promissory note, bond, debenture, mortgage or other debt instrument or debt security, (d) contingent reimbursement obligations with respect to letters of credit, bankers’ acceptance or similar facilities (in each case to the extent drawn), (e) any obligations in the nature of accrued fees, interest, prepayment or other premiums, penalties, termination fees, expenses and other amounts incurred or that would be payable in connection with the prepayment, repayment, redemption, payoff, amendment, modification or supplement of any of the items in the foregoing clauses, (f) payment obligations of a third party secured by (or for which the holder of such payment obligations has an existing right, contingent or otherwise, to be secured by) any Lien, other than a Permitted Lien, on assets or properties of such Person, whether or not the obligations secured thereby have been assumed, (g) obligations under capitalized leases, (h) obligations net of benefits under all Financial Derivative/Hedging Arrangements, (i) any underfunded pension liability, unfunded deferred compensation plan obligations, and post-retirement health or welfare benefits, (j) any unpaid dividends or distributions declared or payable to any Company Stockholder, (k) any other indebtedness or obligation reflected or required to be reflected as indebtedness in a consolidated balance sheet, in accordance with GAAP, (l) guarantees, make-whole agreements, hold harmless agreements or other similar arrangements with respect to any amounts of a type described in the foregoing clauses, and (m) with respect to each of the foregoing, any unpaid interest, breakage costs, prepayment or redemption penalties or premiums, or other unpaid fees or obligations (including unreimbursed expenses or indemnification obligations for which a claim has been made); provided, however, that Indebtedness shall not include Taxes or accounts payable to trade creditors in the ordinary course of business that are not past due and accrued expenses arising in the ordinary course of business consistent with past practice.

“Insurance Policies” has the meaning specified in Section 4.20(a).

“Intellectual Property” means all intellectual property rights, as they exist anywhere in the world, whether registered or unregistered, including all: (a) patents and patent applications (including any divisions, continuations, continuations-in-part, reissues, reexaminations and interferences thereof); (b) trademarks, service marks, trade dress, trade names, brand names, logos and corporate names; (c) copyrights, mask works and designs; (d) internet domain names; (e) trade secrets and other intellectual property rights in know-how, technology, inventions (whether patentable or not), processes, procedures, database rights, confidential business information and other proprietary information and rights; and (f) intellectual property rights in Software.

“Intended Tax Treatment” has the meaning specified in Section 8.03(b).

“Interim Period” has the meaning specified in Section 6.01.

“IT Systems” means all computer hardware (including hardware, firmware, peripherals, communication equipment and links, storage media, networking equipment, power supplies and any other components used in conjunction with such), data processing systems, Software, and all other information technology equipment owned or controlled by the Company and/or used in the operation of the Company business.

“Knowledge” shall mean the actual knowledge of (a) in the case of the Company, Mark Mukhija and Yana Popova and (b) in the case of Acquiror, Christopher Sorrells, Jeffrey Schramm and Robert Kaplan.

“Law” means any statute, law (including common law), act, constitution, treaty, code, ordinance, rule, ruling, regulation or Governmental Order, in each case, of any Governmental Authority. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“Lease Documents” has the meaning specified in Section 4.18(c).

“Leased Company Properties” has the meaning specified in Section 4.18(b).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, easement, right of way, purchase option, right of first refusal, covenant, restriction, security interest, license, title defect, encroachment or other survey defect, or other lien or encumbrance of any kind, except for (a) any restrictions arising under any applicable Securities Laws, and (b) immaterial easements, rights of way, covenants, encumbrances or restrictions that do not materially detract the value of the underlying asset or the use of the asset.

“Lock-Up Agreement” has the meaning specified in the Recitals hereto.

“Majority Acquiror Shareholder Approval” means, with respect to any Proposal other than for the Amendment Proposal, an ordinary resolution as a matter of Cayman Islands law requiring the affirmative vote of holders of a majority of the issued shares of Acquiror Class A Shares and Acquiror Class B Shares who, being entitled to do so, will attend and vote at the Special Meeting.

“Material Contracts” has the meaning specified in Section 4.11(a).

“Mergers” has the meaning specified in Section 2.01.

“Merger Consideration” has the meaning specified in Section 3.01(a)(ii).

“Merger Subs” has the meaning specified in the Preamble hereto.

“Merger Sub 1” has the meaning specified in the Preamble hereto.

“Merger Sub 2” has the meaning specified in the Preamble hereto.

“NASDAQ” means The Nasdaq Stock Market LLC.

“Nasdaq Listing Application” has the meaning specified in Section 8.05.

“NASDAQ Proposal” has the meaning specified in Section 8.02(c).

“NRS” means the Nevada Revised Statutes, as amended.

“Offer” has the meaning specified in the Recitals hereto.

“Open Source Software” means software that is distributed as “free software” (as defined by the Free Software Foundation), “open source software” (meaning software distributed under any license approved by the Open Source Initiative as set forth at www.opensource.org) or under a similar licensing or distribution model (including under a GNU General Public License (GPL), a GNU Lesser General Public License (LGPL), a Mozilla Public License (MPL), a BSD license, an Artistic License, a Netscape Public License, a Sun Community Source License (SCSL), a Sun Industry Standards License (SISL), and/or an Apache License).

“Owned Intellectual Property” means all Intellectual Property owned or purported to be owned by the Company.

“Permitted Liens” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, and (i) relate to amounts not yet delinquent or (ii) that are being contested in good faith through appropriate Actions and for which appropriate reserves for the amount being contested have been established in accordance with GAAP on the Financial Statements, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions, and for which appropriate reserves have been established in accordance with GAAP on the Financial Statements, (d) non-monetary Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions) of record affecting title to real property that do not, individually or in the aggregate, materially interfere with the occupancy or present uses of such real property, (e) non-exclusive licenses of Intellectual Property, (f) requirements and restrictions of zoning, building and other applicable Laws and municipal by-laws, and development, site plan, subdivision or other agreements with municipalities, which do not materially interfere with the current use or occupancy of any Leased Company Properties, and (g) Liens that do not, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of the Company, taken as a whole.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

“Personal Information” means any personal information that specifically identifies any individual who has provided information to the Company, including names, addresses, telephone numbers, personal health information, drivers’ license numbers and government-issued identification numbers, as applicable.

“PIPE” has the meaning specified in the Recitals hereto.

“PIPE Agreement” has the meaning specified in the Recitals hereto.

“Plan of Merger” has the meaning specified in Section 2.01(a).

“Premium Cap” has the meaning specified in Section 7.02(b).

“Privacy Laws” means any and all Laws applicable to the Company relating to the collection, use, storage, safeguarding and security (both technical and physical) of Personal Information.

“Private Warrant Agreement” means the Private Warrant Agreement, dated as of October 12, 2022, by and between Acquiror and CST, as warrant agent.

“Public Warrant Agreement” means the Public Warrant Agreement, dated as of October 12, 2022, by and between Acquiror and CST, as warrant agent.

“Process” means the access, creation, collection, use, storage, maintenance, processing, recording, sharing, distribution, transfer, transmission, receipt, import, export, protection, safeguarding, access, disposal or disclosure or other activity regarding data (whether electronically or in any other form or medium).

“Products” mean any products or services, developed, manufactured, performed, out-licensed, sold, distributed or otherwise made available by or on behalf of the Company, from which the Company has derived previously, is currently deriving, or is scheduled to derive revenue from the sale or provision thereof.

“Proposals” has the meaning specified in Section 8.02(c).

“Proxy Statement” means the proxy statement filed by Acquiror as part of the Registration Statement with respect to the Special Meeting for the purpose of soliciting proxies from Acquiror Stockholders to approve the Proposals (which shall also provide the Acquiror Stockholders with the opportunity to redeem their Acquiror Class A Shares in conjunction with a shareholder vote on the Business Combination).

“PubCo” has the meaning specified in the Recitals.

“PubCo Board” means the board of directors of PubCo.

“PubCo Charter” has the meaning specified in the Recitals.

“PubCo Common Stock” means, after consummation of the Second Merger, a share of common stock, par value $0.0001 per share, of PubCo, as contemplated by the PubCo Charter.

“PubCo Equity Incentive Plan” has the meaning specified in the Recitals hereto.

“PubCo Equity Plan Proposal” has the meaning specified in Section 8.02(c).

“PubCo Share Value” means $10.00.

“PubCo Warrant” has the meaning specified in Section 3.01(b)(ii).

“Public Official” means (a) any director, manager, officer, employee or representative of any Governmental Authority; (b) any director, manager, officer, employee or representative of any commercial enterprise that is owned or controlled by a Governmental Authority; (c) any director, manager, officer, employee or representative of any public international organization; (d) any Person acting in an official capacity for or on behalf of any Governmental Authority; and (e) any political party, party official or candidate for political office.

“Recapitalization” has the meaning specified in Section 2.06.

“Redeeming Shareholder” means an Acquiror Stockholder who demands that Acquiror redeem its Acquiror Class A Shares for cash in connection with the transactions contemplated hereby and in accordance with the Acquiror Organizational Documents.

“Registered IP” has the meaning specified in Section 4.15(a).

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Registration Statement” has the meaning specified in Section 8.02(a).

“Regulatory Consent Authorities” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, disclosed financial advisors, disclosed lenders, disclosed debt financing sources and consultants of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Second Effective Time” has the meaning specified in Section 2.01(b).

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities laws of any state, U.S. federal or foreign jurisdiction and the rules and regulations promulgated thereunder.

“Signing Filing” has the meaning set forth in Section 8.04(b).

“Signing Press Release” has the meaning set forth in Section 8.04(b).

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Special Meeting” means an extraordinary general meeting of Acquiror Stockholders to be held for the purpose of approving the Proposals.

“Sponsor” means Spring Valley Acquisition Sponsor II, LLC, a Delaware limited liability company.

“Sponsor Notes” means the Promissory Notes issued by Acquiror to Sponsor.

“Sponsor Support Agreement” has the meaning specified in the Recitals hereto.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the Equity Securities.

“Supermajority Acquiror Shareholder Approval” means, with respect to the (a) Amendment Proposal only, a special resolution as a matter of Cayman Islands law requiring the affirmative vote of holders of at least two-thirds of the issued and outstanding shares of the Acquiror who, being entitled to do so, attend and vote at the Special Meeting held in accordance with the Acquiror Organizational Documents.

“Surviving Company” has the meaning specified in Section 2.01(b).

“Surviving Corporation” has the meaning specified in Section 2.01(a).

“Surviving Provisions” has the meaning specified in Section 10.02.

“Tax” means any federal, state, provincial, territorial, local, foreign and other net income, alternative or add-on minimum, franchise, gross income, adjusted gross income or gross receipts, employment, environmental, unemployment, compensation, utility, social security (or similar), withholding, payroll, ad valorem, transfer, windfall profits, license, branch, excise, severance, production, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, value added, capital gains, goods and services, estimated, sales, use, unclaimed property or escheat obligation, or other tax, governmental fee, duty, charge, impost, or assessment of any kind whatever, whether disputed or not, together with any interest, deficiency, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.

“Tax Authority” means any Governmental Authority with jurisdiction or authority to impose, administer, levy, assess or collect Tax.

“Tax Return” means any return, report, statement, refund, claim, election, disclosure, declaration, information report or return, estimate or other document filed or required to be filed with a Tax Authority with respect to Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Terminating Acquiror Breach” has the meaning specified in Section 10.01(c).

“Terminating Company Breach” has the meaning specified in Section 10.01(b).

“Termination Date” has the meaning specified in Section 10.01(b).

“Trading Day” means any day on which shares of PubCo Common Stock are actually traded on the principal securities exchange or securities market on which the PubCo Common Stock are then traded.

“Transactions” means the transactions contemplated by this Agreement to occur at or immediately prior to the Closing, including the Mergers and the PIPE.

“Transaction Expenses” means any fees, costs and expenses incurred or subject to reimbursement by the Company, Acquiror, PubCo or the Merger Subs, whether accrued for or not, in each case in connection with the Transactions contemplated by this Agreement and the Ancillary Agreements, including (a) any brokerage fees, commissions, finders’ fees, or financial advisory fees, and, in each case, related costs and expenses, (b) any fees, costs and expenses of counsel, accountants or other advisors or service providers, and (c) with respect to Acquiror and Merger Sub, any fees, costs and expenses or payments related to any transaction bonus, discretionary bonus, change-of-control payment, retention or other compensatory payments made to any employee of the Acquiror, PubCo or the Merger Subs solely as a result or related to (and measured assuming the satisfaction of any other related contingencies such as termination or the passage of time) of the execution of this Agreement or the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby (including the employer portion of any payroll, social security, unemployment or similar Taxes imposed with respect thereto). For the avoidance of doubt, no bonus, change-of-control payment, retention or other compensatory payment paid to any manager, officer or employee of the Company shall be a Transaction Expense.

“Transaction Proposal” has the meaning specified in Section 8.02(c).

“Transfer Taxes” has the meaning specified in Section 8.03(a).

“Treasury Regulations” means the U.S. Treasury Department regulations promulgated under the Code.

“Trust Account” has the meaning specified in Section 5.05(a).

“Trust Agreement” has the meaning specified in Section 5.05(a).

“Trustee” has the meaning specified in Section 5.05(a).

“VWAP” means, for shares of PubCo Common Stock as of any Trading Day, the dollar volume-weighted average price for such shares traded on Nasdaq Stock Market during the period beginning at 9:30:01 a.m., New York time, on such trading day and ending at 4:00:00 p.m., New York time, on such Trading Day, as reported by Bloomberg through its “HP” function (set to weighted average).

“WARN Act” has the meaning specified in Section 4.13(b).

“Warrant Agreements” means the Public Warrant Agreement and the Private Warrant Agreement.

“Warrant Assumption Agreement” has the meaning specified in the Recitals hereto.

“Willful Breach” means, with respect to any agreement, a party’s knowing and intentional material breach of any of its representations or warranties as set forth in such agreement, or such party’s material breach of any of its covenants or other agreements set forth in such agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such party with the knowledge that the taking of such act or failure to take such act would cause a material breach of such agreement.

Section 1.02           Construction.

(a)            Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule,” “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive and (vii) any reference to a Law shall mean such Law as amended.

(b)            Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments, waivers and other modifications thereto.

(c)            Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d)            The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

(e)            Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.

(f)            All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(g)            The phrases “delivered,” “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than two (2) Business Days prior to the date of this Agreement to the party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement or (ii) by delivery to such party or its legal counsel via electronic mail or hard copy form.

Article II

THE MERGERs; CLOSING

Section 2.01           The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the First Effective Time, Acquiror shall be merged with and into Merger Sub 1 (the “First Merger”), with Acquiror being the surviving corporation (which is sometimes hereinafter referred to for the periods at and after the First Effective Time as the “Surviving Corporation”) following the First Merger and shall continue its corporate existence under the CLCI as a wholly owned subsidiary of PubCo, and the separate existence of Merger Sub 1 shall cease and Merger Sub 1 will be struck off the Register of Companies by the Registrar of Companies of the Cayman Islands. The First Merger shall be consummated in accordance with this Agreement and the CLCI and evidenced by a certificate of merger to be issued by the Registrar of Companies of the Cayman Islands following the First Merger, the First Merger to be consummated and effective upon the filing of a plan of Merger (the “Plan of Merger”) with the Registrar of Companies of the Cayman Islands as provided by Section 233 of the CLCI and making all other filings, recordings and publications required to be made by Acquiror and Merger Sub 1, in such forms as are required by, and executed in accordance with, the applicable provisions of the CLCI, or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Plan of Merger (the “First Effective Time”).

(b) Upon the terms and subject to the conditions set forth in this Agreement, at the Second Effective Time, the Company shall be merged with and into Merger Sub 2 (the “Second Merger”, and together with the First Merger, the “Mergers”), with the Company being the surviving company (which is sometimes hereinafter referred to for the periods at and after the Second Effective Time as the “Surviving Company”) following the Second Merger and the Surviving Company shall continue its existence under the NRS as a wholly owned subsidiary of PubCo, and the separate existence of Merger Sub 2 shall cease. The Second Merger shall be consummated in accordance with this Agreement and the NRS and evidenced by an articles of merger (the “Articles of Merger”), such Second Merger to be consummated and effective upon the filing of the Articles of Merger with the Secretary of State of the State of Nevada or at such later time as may be agreed by Acquiror and the Company in writing and specified in the Articles of Merger (the “Second Effective Time”).

Section 2.02           Effects of the Mergers.

(a) The First Merger shall have the effects set forth in this Agreement and the CLCI. Without limiting the generality of the foregoing and subject thereto, by virtue of the First Merger and without further act or deed, at the First Effective Time, all of the property, rights, privileges, powers and franchises of Acquiror and Merger Sub 1 shall vest in the Surviving Corporation and all of the debts, liabilities and duties of Acquiror and Merger Sub 1 shall become the debts, liabilities and duties of the Surviving Corporation

(b)  The Second Merger shall have the effects set forth in this Agreement and the NRS. Without limiting the generality of the foregoing and subject thereto, by virtue of the Second Merger and without further act or deed of any party hereto, at the Second Effective Time, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub 2 shall vest in the Surviving Company and all of the debts, liabilities and duties of the Company and Merger Sub 2 shall become the debts, liabilities and duties of the Surviving Company.

Section 2.03           Closing. Subject to the terms and conditions of this Agreement, the closing of the First Merger (the “First Closing”) and the closing of the Second Merger (the “Closing”) shall take place electronically through the exchange of documents via e-mail or facsimile as promptly as practical, but in no event later than the date which is three (3) Business Days after the date on which all conditions set forth in Article IX shall have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the First Closing or the Closing, but subject to the satisfaction or waiver thereof) or such other time and place as Acquiror and the Company may mutually agree in writing. Subject to the satisfaction or waiver of all of the conditions set forth in Article IX of this Agreement, and provided this Agreement has not theretofore been terminated pursuant to its terms, on the Closing Date, the Company, Acquiror, PubCo, and the Merger Subs shall cause the Plan of Merger in respect of the First Merger and the Articles of Merger, as applicable, to be executed, acknowledged and filed with the Registrar of Companies of the Cayman Islands, as provided in the CLCI and the Secretary of State of Nevada as provided in the NRS, as applicable. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date.” After the Closing, PubCo shall trade publicly on NASDAQ under the ticker symbol “NUCL”.

Section 2.04           Organizational Documents.

(a)            At the First Effective Time, the Acquiror Organizational Documents, as in effect immediately prior to the First Effective Time, shall be amended and restated in its entirety to read substantially identically to the memorandum and articles of association of Merger Sub 1 as in effect immediately prior to the First Effective Time (except that all references in the certificate of incorporation of Merger Sub 2 to its name, date of incorporation, registered office and registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of Acquiror as provided in the Acquiror Organizational Documents immediately prior to the Effective Time, until thereafter supplemented or amended as provided therein and in accordance with the CLCI.

(b)            At the First Effective Time, the Acquiror’s Organizational Documents, as in effect immediately prior to the First Effective Time, shall be the memorandum and articles of association of the Surviving Corporation, until thereafter supplemented or amended in accordance with its terms and the CLCI.

(c)            At the Second Effective Time, the Existing Company Charter, as in effect immediately prior to the Second Effective Time, shall be amended and restated in its entirety to read substantially identically to the certificate of incorporation of Merger Sub 2 as in effect immediately prior to the Second Effective Time (except that all references in the certificate of incorporation of Merger Sub 2 (i) to its name, date of incorporation, registered office and registered agent shall instead refer to the name, date of incorporation, registered office and registered agent, respectively, of the Company as provided in the Existing Company Charter immediately prior to the Effective Time and (ii) naming the incorporator(s), the initial board of directors, or original subscribers for shares of Merger Sub shall be omitted), and as so amended shall be the certificate of incorporation of the Surviving Corporation (the “A&R Company Charter”), until thereafter supplemented or amended as provided therein and in accordance with the NRS (subject to Section 7.02).

(d)            At the Second Effective Time, the bylaws of the Company, as in effect immediately prior to the Second Effective Time, shall continue to be the bylaws of the Surviving Company, until thereafter supplemented or amended in accordance with its terms and the NRS.

Section 2.05           Directors and Officers.

(a)            Persons constituting the officers of the Company prior to the Second Effective Time shall be the officers of the Surviving Company and Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly appointed.

(b)            Acquiror shall take all necessary action prior to the First Merger such that (i) each director of Acquiror and PubCo in office immediately prior to the Second Effective Time shall cease to be a director thereof (as applicable) immediately following the Second Effective Time (including by causing each such director to tender an irrevocable resignation as a director, effective as of the Second Effective Time), (ii) four (4) individuals designated by the Company (the “Company Director Designees”) and one (1) individual designated by Acquiror shall be appointed to the PubCo Board (the “Acquiror Director Designee”), effective as of the Second Effective Time, and (iii) as of the Second Effective Time, the Company Director Designees and the Acquiror Director Designee shall constitute the minimum number of “independent directors” under the applicable listing and corporate governance rules and regulations of NASDAQ, and shall be the only directors of PubCo and there shall be no vacancies or unfilled newly created directorships on the PubCo Board. If necessary to effect the foregoing, the PubCo Board shall adopt resolutions prior to the Second Effective Time that, as of the Second Effective Time, expand or decrease the size of the PubCo Board and appoint such persons to the vacancies resulting from the incumbent directors’ respective resignations or, if applicable, the newly created directorships upon any expansion of the size of the PubCo Board. Each Person appointed as a director of PubCo pursuant to this Section 2.05(c) shall remain in office as a director of PubCo for a minimum of one full calendar year and then until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If any of the directors designated by the parties shall be unable or unwilling to serve at the Closing, the Company shall promptly designate a replacement director and provide any relevant information about such appointee as the other party hereto may reasonably request.

(c)            Acquiror and PubCo shall take all necessary actions prior to the Second Effective Time such that (i) each officer of Acquiror and PubCo in office immediately prior to the Second Effective Time shall cease to be an officer thereof (as applicable) at the Second Effective Time and (ii) the Persons constituting the officers of the Company prior to the Second Effective Time shall, as of the Second Effective Time, be appointed the officers of PubCo in identical positions until the earlier of their death, resignation or removal or until their respective successors are duly appointed.

Section 2.06           Acquiror Class B Conversion. Immediately prior to the First Effective Time, Acquiror shall cause the then issued and outstanding Acquiror Class B Share to convert automatically, on a one-for-one basis, into one (1) share of Acquiror Class A Share following which all Acquiror Class B Shares shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist (the “Recapitalization”).

Article III

CONVERSION OF SECURITIES; EFFECTS OF THE MERGERS;

EARNOUT SHARES

Section 3.01           Effect on Securities.

(a)            At the First Effective Time, by virtue of the First Merger and without any action on the part of any party hereto or the holder of any equity interest of Acquiror:

(i)            Conversion of Merger Sub 1 Ordinary Shares. Each ordinary share of Merger Sub 1, issued and outstanding immediately prior to the First Effective Time, shall be automatically cancelled and extinguished and converted into one (1) validly issued, fully paid and nonassessable Acquiror Class A Share; and

(ii)           Consideration for All Acquiror Equity. (A) Each Acquiror Class A Share (including Acquiror Class A Shares issued upon the conversion of Acquiror Class B Shares pursuant to Section 2.06) issued and outstanding immediately prior to the First Effective Time shall be canceled and converted into a number of shares of PubCo Common Stock automatically on a one-for-one basis, following which all Acquiror Class A Shares shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist, and (B) each Acquiror Warrant that is outstanding immediately prior to the First Effective Time shall, pursuant to the Warrant Assumption Agreement, cease to represent a right to acquire the number of shares of Acquiror Class A Shares set forth in such Warrant Assumption Agreement and shall be converted in accordance with the terms of such Warrant Assumption Agreement, at the First Effective Time, into a right to acquire the same number of PubCo Common Stock (a “PubCo Warrant” and collectively, the “PubCo Warrants”) on substantially the same terms as were in effect immediately prior to the First Effective Time under the terms of the Warrant Assumption Agreement.

(b)            At the Second Effective Time, by virtue of the Second Merger and without any action on the part of any party hereto or the holder of any Existing Company Stock:

(i)            Conversion of Merger Sub 2 Common Stock. Each share of common stock of Merger Sub 2, issued and outstanding immediately prior to the Second Effective Time shall be converted into one (1) validly issued, fully paid and nonassessable share of Company Common Stock.

(ii)           Consideration for All Other Company Capital Stock. At the Second Effective Time, (A) each share of Existing Company Common Stock issued and outstanding immediately prior to the Second Effective Time shall be canceled and converted into a number of shares of PubCo Common Stock equal to the Exchange Ratio and (B) each holder of a share of Existing Company Common Stock issued and outstanding immediately prior to the Second Effective Time, shall receive for each share of Existing Company Common Stock such number of shares of duly authorized, validly issued, fully paid and nonassessable PubCo Common Stock (collectively, the Company Common Stock and PubCo Common Stock so issued, the “Merger Consideration”) equal to the Exchange Ratio, rounded down to the nearest whole share.

Section 3.02           Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Existing Company Stock or shares of Acquiror Class A Shares or Acquiror Class B Shares shall have been changed into a different number of units or shares or a different class or series, by reason of any stock dividend, conversion, subdivision, reclassification, recapitalization, split, change, combination or exchange of shares or units, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein which is based upon the number of shares of Existing Company Common Stock or shares of Acquiror Class A Shares or Acquiror Class B Shares will be appropriately adjusted to provide to the Merger Subs and the holders of Existing Company Common Stock and the holders of Acquiror Class A Shares and holders of Acquiror Class B Shares the same economic effect as contemplated by this Agreement; provided, however, that this Section 3.02 shall not be construed to permit PubCo, Acquiror, the Company or the Merger Subs to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

Section 3.03           Withholding. Each of Acquiror, PubCo, the Merger Subs, the Surviving Company, the Surviving Corporation and their respective Affiliates and agents shall be entitled to deduct and withhold from any amounts otherwise deliverable or payable under this Agreement such amounts that any such Persons are required to deduct and withhold with respect to any of the deliveries and payments contemplated by this Agreement under the Code or any other applicable Law. To the extent that Acquiror, PubCo, the Merger Subs, the Surviving Company, the Surviving Corporation or their respective Affiliates withholds or deducts such amounts with respect to any Person and properly remits such withheld or deducted amounts to the applicable Governmental Authority, such withheld or deducted amounts shall be treated as having been paid to or on behalf of such Person in respect of which such withholding or deduction was made for all purposes. In the case of any such payment payable to employees of the Company or its Affiliates in connection with the Mergers that is properly treated as compensation, the parties shall cooperate to pay such amounts through the Company’s or an Affiliate’s payroll to facilitate applicable withholding.

Section 3.04           No Fractional Shares. Notwithstanding anything to the contrary contained herein, no certificates or scrip representing fractional shares of PubCo Common Stock shall be issued upon the exchange for Existing Company Common Stock or Acquiror Class A Shares pursuant to Section 3.02, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a holder of PubCo Common Stock.

Section 3.05           Earnout Shares.

(a)            Following the Closing, if, at any time during the period following the Closing Date and expiring on the fifth (5th) anniversary of the Closing Date (the “Earnout Period”), the VWAP of the shares of PubCo Common Stock equals or exceeds $16.00 for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days (the “Earnout Target”), then as soon as commercially practicable and in any event within five (5) Business Days following the achievement of the Earnout Target, PubCo will issue 1,500,000 shares of PubCo Common Stock (the “Earnout Shares”) to the Persons set forth on the Earnout Payment Spreadsheet (the “Earnout Recipients”).

(b)            If at any time during the Earnout Period there occurs any transaction resulting in a Change of Control of PubCo, then PubCo shall issue to the Earnout Recipients, in accordance with, and pursuant to the Earnout Payment Spreadsheet, each such Earnout Recipient’s portion of the relevant Earnout Shares (with each Earnout Recipient to receive the portion of the Earnout Shares set forth opposite such Earnout Recipient’s name on the Earnout Payment Spreadsheet); provided that Earnout Shares shall be issued only once upon the occurrence of the foregoing event and thereafter no additional Earnout Shares shall be issued under this Section 3.05(b). To the extent that the Earnout Recipients are service providers of PubCo after the Closing, the issuance of the Earnout Shares will be made under the PubCo Equity Incentive Plan and will be provided for by resolution of the PubCo Board. The PubCo Equity Incentive Plan will reserve the Earnout Shares for issuance to the Earnout Recipients that are service providers of PubCo, which shall be issued only upon achievement of the Earnout Target.

(c)            If the Earnout Shares are issued to the Earnout Recipients within 180 days of the Closing Date, the Earnout Recipients shall not Transfer (as defined in the Lock-Up Agreement) any of the Earnout Shares until 180 days after the Closing Date.

(d)            Any issuance of Earnout Shares shall be treated as an adjustment to the Merger Consideration by the Parties hereto for Tax purposes and not treated as “other property” within the meaning of Section 356 of the Code, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.

(e)            If the Earnout Target is not satisfied during the Earnout Period, the obligation to issue Earnout Shares pursuant to this Section 3.06 will terminate and no longer apply.

(f)            The Earnout Shares and the Earnout Target will be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into shares of PubCo Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to shares of PubCo Common Stock, occurring on or after the date hereof and prior to the time any such Earnout Shares are delivered to the Earnout Recipients.

Article IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), the Company represents and warrants to Acquiror, PubCo and the Merger Subs as follows:

Section 4.01           Organization, Standing and Corporate Power. The Company is a corporation organized and validly existing under the Laws of the State of Nevada, and has all requisite legal entity power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except as would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the Transactions or have a Company Material Adverse Effect. The Company Organizational Documents, as amended to the date of this Agreement and that have been made available to the Acquiror are true, correct and complete and are in effect as of the date of the Agreement and the Company is not in material default under or in material violation of any provision thereunder.

Section 4.02           Corporate Authority; Approval; Non-Contravention.

(a)            Subject to the Company Stockholder Approval, the Company has all requisite corporate or other legal entity power and authority and has taken all corporate or other legal entity action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to satisfaction of the conditions to Closing contemplated hereby, to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by it of the Transactions, have been duly and validly authorized by all necessary corporate consent and authorizations on the part of the Company, and no other corporate actions on the part of the Company are necessary to authorize the execution and delivery by the Company of this Agreement, the Ancillary Agreements to which it is a party and the consummation by it of the Transactions, in each case, subject to receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, is a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors’ rights generally from time to time in effect and by general equitable principles (the “Enforceability Exceptions”)).

(b)            The execution, delivery and, subject to receipt of the Company Stockholder Approval, performance of this Agreement and the Ancillary Agreements to which the Company is a party, and the consummation of the Transactions, do not, and will not, constitute or result in (i) a breach or violation of, or a default under, the Company Organizational Documents or, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default or change of control under, the creation or acceleration of any obligations under or the creation of a Lien (other than a Permitted Lien) on any of the material assets of the Company pursuant to, any Material Contract to which any member of the Company is a party or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 4.02(a), under any Law to which the Company is subject (except Laws that are applicable due to the Company’s business, or the Contracts or licenses of the Company), except as disclosed on Schedule 4.02(b).

Section 4.03           Governmental Approvals. No consent of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation of the Transactions, except for (a) the pre-merger notification requirements under the HSR Act and (b) such other consents, registrations, declarations, notices and filings which, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to be material to the Company.

Section 4.04           Capitalization.

(a)            Set forth on Schedule 4.04(a) is a true, correct and complete list of each holder of issued and outstanding Equity Securities (including notes and other securities convertible into Equity Securities) of the Company and the Equity Securities held by each such holder as of the date hereof. Each of the outstanding Equity Securities of the Company (1) is duly authorized, validly issued, fully paid and nonassessable, (2) was issued in compliance in all material respects with applicable Laws, and (3) was not issued in breach or violation of any preemptive rights or Contract. 15,137,213 shares of Existing Company Common Stock were reserved for issuance under the Company Plan as of the date of this Agreement. The Company does not have any Subsidiaries.

(b)            Except as set forth in Schedule 4.04(b), there are no preemptive or other outstanding rights, options, warrants, phantom interests, conversion rights, equity appreciation rights, profit participation rights, redemption rights, repurchase rights, agreements, arrangements, calls or commitments of any kind that obligate the Company to issue or to sell any Equity Securities of the Company, or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to or giving any Person a right to subscribe for or acquire, any Equity Securities of the Company or to vote with the Company Stockholders on any matter, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as set forth in Schedule 4.04(b), the Company is not party to any stockholders agreement, voting agreement or registration rights agreement relating to its Equity Securities.

(c)            The Company Common Stock to be issued by the Company in connection with the Transactions, upon issuance in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable (except as otherwise limited by the NRS), and will not be subject to any preemptive rights, free and clear of all Liens (other than restrictions on transfer under applicable Securities Laws and the A&R Company Charter).

Section 4.05           Financial Statements; Internal Controls.

(a)            The audited statements of financial position, statements of comprehensive income, statements of changes in stockholders’ equity and statements of cash flows of the Company for the year ended November 30, 2024 (collectively, the “Financial Statements”), were prepared and audited in accordance with the standards, principles and practices specified therein and, subject thereto, in accordance with GAAP and applicable Law as at the Balance Sheet Date, except as otherwise noted therein. Prior to the date hereof, true, complete and correct copies of the Financial Statements and, where applicable, the accompanying independent auditors’ reports have been made available to Acquiror.

(b)            The Financial Statements fairly present in all material respects the assets, liabilities, cash flow and financial condition and results of operations of the Company as of the times and for the periods referred to therein. Since the Balance Sheet Date, the Company has not made any material change in the accounting practices or policies applied in the preparation of the Financial Statements, except as required by applicable Law or GAAP.

(c)            The Company and, to the Company’s Knowledge, any director, officer, employee, auditor, accountant or representative of the Company, has not received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or, to the Knowledge of the Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or their respective internal accounting controls, including any such complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices and there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the board of directors of the Company or any committee thereof. The financial statements, when delivered by the Company for inclusion in the Registration Statement for filing with the SEC following the date of this Agreement in accordance with Section 8.02, will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC and the Securities Act in effect as of such date.

Section 4.06           Compliance with Laws.

(a)            The Company is conducting and has conducted its business in compliance in all material respects with all Laws applicable to it and the Company’s business, properties or other assets.

(b)            There is, and there has been, no material Action by, against or affecting the Company, and no such Action is pending or, to the Knowledge of the Company, threatened.

(c)            The Company has not received any written notice (official or otherwise) from any Governmental Authority (i) with respect to an alleged, actual or potential violation and/or failure to comply, in any material respect, with any such applicable Law or (ii) requiring the Company to take or omit any material action to ensure compliance with any such applicable Law.

(d)            The Company possesses all permits, approvals, orders, authorizations, consents, licenses, certificates, franchises, accreditations, waivers, identification numbers, exemptions of, or filings or registrations (excluding Intellectual Property registrations and certifications) with, or issued by, any Governmental Authority necessary for the ownership and use of the assets of the Company and the operation of the Company’s business as currently conducted (the “Company Permits”), except where the failure to possess the same has not had or would not, individually or in the aggregate, reasonably be expected to be material to the Company. Except as has not had or would not, individually or in the aggregate, reasonably be expected to be material to the Company, all such Company Permits are valid and in full force and effect, and there are no lawsuits or other proceedings pending before or, to the Knowledge of the Company, threatened by any Governmental Authority that seek the revocation, cancellation, suspension or adverse material modification thereof. Except as has not had or would not, individually or in the aggregate, reasonably be expected to be material to the Company, the Company in not default, and, to the Knowledge of the Company, no condition exists that with notice or lapse of time or both would constitute a default, under the Company Permits.

Section 4.07           Absence of Certain Changes or Events. Since the Balance Sheet Date and through the date hereof, and except as expressly set forth on Schedule 4.07 or as required by this Agreement, (a) the Company has conducted its businesses in all material respects in the ordinary course (and in a manner consistent with past practice), (b) no action has been taken (or to the Knowledge of the Company has been taken on its behalf) by the Company that would require consent under Section 6.01 if such action were taken during the Interim Period (other than for any such actions for which such consent has been received in accordance with Section 6.01) and (c) there has not been any change, effect, event, circumstance, occurrence or state of facts that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.08           No Undisclosed Liabilities. Except (a) as disclosed, reflected or reserved against in the Financial Statements or the notes thereto, (b) for liabilities incurred in the ordinary course of business since the Balance Sheet Date, (c) as expressly permitted or contemplated by this Agreement or otherwise incurred in connection with the Transactions, (d) as disclosed on Schedule 4.08, (e) contingent liabilities under executory contracts and (f) for liabilities that have been discharged or paid in full in the ordinary course of business, as of the date hereof, the Company does not have any material liabilities of any nature, whether accrued, contingent or otherwise required to be reflected on a consolidated balance sheet prepared in accordance with GAAP consistently applied and in accordance with past practice.

Section 4.09           Information Supplied. The information supplied in writing by the Company for inclusion in the Registration Statement and the Proxy Statement will not (a) in the case of the Registration Statement, at the time the Registration Statement is declared effective under the Securities Act and (b) in the case of the Proxy Statement, as of the date the Proxy Statement is first mailed to the Acquiror Stockholders and at the time of any meeting of the Acquiror Stockholders to be held in connection with the Transactions, contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading. Notwithstanding the foregoing sentence, the Company makes no representation or warranty or covenant with respect to: (a) statements made or incorporated by reference therein in any of the foregoing documents based on information supplied by Acquiror or its Affiliates for inclusion therein or (b) any projections or forecasts or forward looking statements included in the Registration Statement or Proxy Statement.

Section 4.10           Litigation.

(a)            Except as set forth on Schedule 4.10(a), there is no material Action pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or any property or asset of the Company or any of its Subsidiaries, that would, individually or in the aggregate, reasonably be expected to be material to the Company.

(b)            The Company is not a party to or subject to the provisions of any outstanding Governmental Order (except if generally applicable without the Company being named therein) that would, individually or in the aggregate, reasonably be expected to be material to the Company.

Section 4.11           Contracts.

(a)            Schedule 4.11(a) sets forth a true and complete list as of the date hereof of the following types of Contracts to which the Company is a party or is bound (other than any Contracts under which the Company does not have any continuing or potential liability and the Lease Documents set forth on Schedule 4.18(c), Contracts set forth on Schedule 4.25, Company Benefit Plans set forth on Schedule 4.12(a)) (all such Contracts set forth on Schedule 4.11(a), or which are required to be so disclosed, the “Material Contracts”):

(i)             each Contract with consideration paid or would reasonably be expected to be payable to the Company of more than $500,000, in the aggregate, over any twelve (12)-month period;

(ii)            all distributor, agency, sales promotion, market research, marketing consulting and advertising Contracts or arrangements that are material to the business of the Company;

(iii)           all Contracts (excluding Contracts for employment) with management and consultants;

(iv)           all bonus and commission plans of the Company with a reasonably expected value in excess of $300,000 in any 12-month period;

(v)            all Contracts involving the payment or payment of royalties or other amounts calculated based upon the revenues or income of the Company or income or revenues related to any Product of the Company to which the Company is a party;

(vi)           all Contracts evidencing Indebtedness for borrowed money in an amount greater than $500,000, and any pledge agreements, security agreements or other collateral agreements in which the Company granted to any person a Lien on any of the property or assets of the Company;

(vii)          all partnership, joint venture or similar agreement or arrangement, including as may be provided in any letter of intent, memorandum of understanding or agreement in principle;

(viii)         all Contracts, including any grant agreements with any economic development corporation, with any Governmental Authority to which the Company is a party, other than any Company Permits;

(ix)            all Contracts that (a) limit, or purport to limit, in any material respect, the ability of the Company to compete in any line of business or material business activity or with any Person or in any jurisdiction or during any period of time, excluding customary non-solicitation obligations entered into in the ordinary course of business and confidentiality agreements and agreements that contain customary confidentiality clauses, and (b) that impose “most favored nations” or “most favored supplier” restrictions;

(x)             all Contracts that result in any Person or entity holding a power of attorney from the Company;

(xi)            all leases or master leases of personal property reasonably likely to result in annual payments of $500,000 or more in a 12-month period;

(xii)           any note, mortgage, indenture or other obligation or agreement or other instrument for or relating to indebtedness for borrowed money in excess of $500,000, or any guarantee of third party obligations in excess of $500,000, or any letters of credit, performance bonds or other credit support for the Company;

(xiii)          all Contracts for the employment or engagement of any employee, officer, director or other individual service provider that (A) provide for annualized base compensation in excess of $250,000 or (B) are not terminable by the Company on no more than 30 days’ notice and without liability to or financial obligation by the Company;

(xiv)         any collective bargaining agreement or other Contract with any labor union, works council, or other labor organization (each, a “CBA”);

(xv)          Contracts which involve the license or grant of rights under any Intellectual Property owned by a third party to the Company, or under Company Intellectual Property by the Company to a third party, excluding (A) nondisclosure agreements entered into in the ordinary course of business by the Company; (B) licenses of commercially available and/or off-the-shelf Software (including Software provided as a service) or other standard or commercially available Intellectual Property licensed under shrinkwrap, clickwrap, online terms of use or service or other standard license terms with an aggregate annual license cost of $100,000 or less; (C) Contracts between the Company and its customers entered into in the ordinary course of business in which Company Intellectual Property is licensed on a non-exclusive basis; (D) invention assignment and confidentiality agreements between the Company and its employees and/or independent contractors entered into by the Company in the ordinary course of business on the standard form(s) of such Contract(s) made available to Acquiror; (E) Contracts between the Company and its vendors or suppliers entered into in the ordinary course of business in which the Company has granted a license to the supplier or vendor (i) to use the Company’s trademarks, service marks, or other source identifiers for purposes of indicating that the Company is a customer of the vendor or supplier; (ii) to use feedback, suggestions or ideas provided by the Company to the vendor or supplier; or (iii) to use any Company Intellectual Property for purposes of providing goods or services to or as directed by the Company, and (F) Contracts under which the license or grant of rights is merely incidental to the transaction(s) contemplated by such Contract;

(xvi)         any Contract that is a settlement, conciliation or similar agreement with any Governmental Authority or pursuant to which the Company will have any material outstanding obligation after the date of this Agreement;

(xvii)        all Contracts for the development of Intellectual Property for the benefit of the Company (other than invention assignment and confidentiality agreements entered into with employees and contractors of the Company that have provisions relating to confidentiality and assignment of Intellectual Property that are materially similar to the confidentiality and Intellectual Property assignment provisions set forth in the standard form(s) of such agreement(s) used by the Company and made available to Acquiror); and

(xviii)       any principal transaction Contract entered into in connection with a completed acquisition or disposition by the Company or any of its Subsidiaries involving consideration in excess of $250,000 of any Person or other business organization, division or business of any Person (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner).

(b)            Except as set forth on Schedule 4.11(b), the Company (i) is not, nor has it received written or, to the Knowledge of the Company, oral notice that any other party to any Material Contract is, except as such may be limited the Enforceability Exceptions, in material violation or material breach of or material default (immediately or upon notice or lapse of time) under or (ii) has not waived or failed to enforce any material rights or material benefits under any Material Contract to which it is a party or any of its properties or other assets is subject. No Material Contract is the subject of a written notice to terminate delivered or communicated in accordance with the terms of any Material Contract, except for any expiration of the term of a Material Contract following the date of this Agreement in accordance with its terms. Each Material Contract is in full force and effect and, subject to the Enforceability Exceptions, is legal, valid and binding on the Company, and, to the Knowledge of the Company, each other party thereto, except as would not be material and adverse to the Company, taken as a whole. Except as set forth on Schedule 4.11(b), there is no default under any such Material Contracts by the Company, or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company, or, to the Knowledge of the Company, any other party thereto, in each case, except as would not be material and adverse to the Company, taken as a whole.

Section 4.12            Employee Benefits.

(a)            Schedule 4.12(a) sets forth an accurate and complete list of each material Company Benefit Plan. With respect to each material Company Benefit Plan, the Company has made available, to the extent applicable, accurate and complete copies of (i) the current plan document, including all amendments thereto, (ii) a written description of such Company Benefit Plan if it is not set forth in a written document, (iii) the most recently prepared actuarial report, (iv) the most recent summary plan description together with all summaries of all material modifications thereto, (v) the most recent IRS determination or opinion letter, (vi) the related insurance policies, trust agreements or other funding arrangements, and (vii) the most recent IRS Form 5500 annual report (and all schedules thereto).

(b)            Each Company Benefit Plan has been established, maintained, funded and administered in all material respects in accordance with its terms and is in material compliance with all applicable Laws. There is no pending or, to the Knowledge of the Company, threatened, Action or claim relating to or against any Company Benefit Plans (other than routine claims for benefits). Except as would not result in material liability to the Company, all contributions, premiums and other payments that the Company is required to make with respect to any Company Benefit Plan have been fully and timely paid when due, and any such amounts not yet due have been paid or properly accrued. Each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code has timely received a current favorable determination, advisory or opinion letter from the IRS, and to the Knowledge of the Company, nothing has occurred that would reasonably be expected to result in the loss of the qualification or tax exemption of any such Company Benefit Plan. The Company has not incurred (whether or not assessed) any material Tax, penalty or other liability under Section 4980B, 4980D, 4980H, 6721 or 6722 of the Code. There is no material unpaid liability for any nonexempt “prohibited transactions” (as defined in Section 406 of ERISA or Section 4975 of the Code) or any breach of fiduciary duty (as determined under ERISA) with respect to any Company Benefit Plan.

(c)            No Company Benefit Plan is, or was, and neither the Company nor any of its ERISA Affiliates sponsor, maintains, contributes to (or is required to contribute to), or has any current or contingent liability or obligation under or with respect to: (i) any “defined benefit plan” (as defined in Section 3(35) of ERISA, whether or not subject thereto) or a plan that is or was subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA; (ii) a “multiple employer plan” (within the meaning of Section 413(c) of the Code or Section 210 of ERISA); (iii) a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA); or (iv) a “multiemployer plan” (as defined in Section 3(37) of ERISA). No Company Benefit Plan provides, and the Company has not promised to provide, any post-termination, post-ownership or retiree health or welfare benefits to any Person, other than (A) as required under Section 4980B of the Code or similar applicable Law for which the covered Person pays the full premium cost of coverage or which is paid pursuant to a government subsidy, (B) coverage through the end of the month of termination of employment or service (to the extent permitted under the terms of the applicable Company Benefit Plan), (C) disability benefits attributable to disabling events occurring at or prior to termination of employment or service, (D) death benefits attributable to deaths occurring at or prior to termination of employment or service, or (E) benefits in the nature of severance pay pursuant to a Company Benefit Plan set forth on Schedule 4.12(a). The Company does not have any current or contingent liability or obligation by reason of at any time being treated as a single employer with any other Person under Section 414(b), (c), (m) or (o) of the Code.

(d)            Except as set forth on Schedule 4.12(d), neither the execution of this Agreement nor the consummation of the transactions contemplated hereby, (alone or in conjunction with any other event that would not, standing alone, trigger such payment of benefit) would result in (i) any entitlement by any current or former employee or individual service provider of the Company to any compensation or benefit, or (ii) any increase in the amount, or acceleration of the time of payment or vesting, or trigger any payment or funding, of any compensation or benefits for any current or former employee or individual service provider of the Company. Neither the execution of this Agreement nor the consummation of the Transactions contemplated hereby, (along or in conjunction with any other event) could result in the payment of any “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

(e)            Each Company Benefit Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code that constitutes in any part a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code, and no amount under any such plan, agreement or arrangement is or has been subject to the interest and additional Tax set forth under Section 409A(a)(1)(B) of the Code.

(f)             The Company does not have any obligation to indemnify or gross-up any Person for any Tax under Section 4999 of the Code and Section 409A of the Code (or any corresponding provisions of state, local or non-U.S. Tax Laws).

Section 4.13            Labor and Employment.

(a)            Except as set forth on Schedule 4.13(a), (i) the Company is not a party to or bound by any CBA (including agreements with works councils and trade unions and side letters), and no employees of the Company are represented by any labor union, works council, or other labor organization with respect to their employment; (ii) no labor union, works council, other labor organization, or group of employees of the Company has made a demand for recognition or certification, and there are no representation or certification proceedings presently pending or, to the Knowledge of the Company, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority; (iii) to the Knowledge of the Company, there have been no actual or threatened organizing activities with respect to any employees of the Company, and no such activities are currently pending or, to the Knowledge of the Company, threatened; and (iv) there has been no actual or, to the Knowledge of the Company, threatened strike, lockout, work stoppage, slowdown, picketing, hand billing, unfair labor practice charge, material labor grievance, material labor arbitration or other material labor dispute against or affecting the Company, and no such dispute is currently pending or, to the Knowledge of the Company, threatened.

(b)            The Company is, and has been, in compliance in all material respects with all applicable Laws respecting labor, employment and employment practices, including all Laws respecting terms and conditions of employment, health and safety, wages and hours (including the classification of independent contractors and exempt and non-exempt employees), immigration (including the completion of Forms 1-9 for all employees and the proper confirmation of employee visas), employment harassment, discrimination or retaliation, whistleblowing, disability rights or benefits, equal opportunity, plant closures and layoffs (including the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws (collectively, the “WARN Act”)), employee trainings and notices, workers’ compensation, labor relations, collective bargaining, employee leave issues, affirmative action and unemployment insurance.

(c)            To the Knowledge of the Company, no current or former employee or independent contractor of the Company is in any material respect in violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, noncompetition agreement, nonsolicitation agreement, restrictive covenant or other obligation: (i) owed to the Company; or (ii) owed to any third party with respect to such Person’s right to be employed or engaged by the Company. To the Knowledge of the Company, no current employee of the Company with annualized compensation at or above $250,000, has given notice to the Company that the employee intends to terminate his or her employment prior to the one year anniversary of the Closing.

(d)            The Company has promptly, thoroughly and impartially investigated all sexual harassment, or other discrimination or retaliation allegations of which any of them is or has been made aware. With respect to each such allegation to the extent warranted based on the Company’s investigation, the Company has taken prompt corrective action that is reasonably calculated to prevent further improper action. The Company does not reasonably expect any material liabilities with respect to any such allegations and is not aware of any allegations relating to officers, directors, employees, contractors, or agents of the Company, that, if known to the public, would bring the Company into material disrepute.

(e)            Except as would not result in material liability for the Company, the Company has fully and timely paid all (i) wages, salaries, wage premiums, commissions, overtime, bonuses, severance and termination payments, fees, and other compensation that has come due and payable to its current or former employees and independent contractors under applicable Laws, Contract or Company policy, and (ii) fines, Taxes, interest, or other penalties for any failure to pay or delinquency in paying such compensation.

Section 4.14           Taxes.

(a)            The Company has timely filed with the appropriate Tax Authority, or has caused to be timely filed on its behalf (taking into account any valid extension of time within which to file), all material Tax Returns required to be filed by it, and all such Tax Returns were and are true, correct and complete in all material respects and were prepared in compliance in all material respects with all applicable Laws. The Company has timely paid all material amounts of Taxes due and payable (whether or not shown on any Tax Return), other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP on the Financial Statements.

(b)            The Company has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and Tax information reporting, collection and retention and has, within the time and in the manner prescribed by applicable Laws, (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder, shareholder or any other third party, and (ii) timely remitted such amounts required to have been remitted to the appropriate Tax Authority.

(c)            No claim, assessment, deficiency or proposed adjustment for any Tax has been asserted or assessed by any Tax Authority against the Company that remains unresolved or unpaid except for claims, assessments, deficiencies or proposed adjustments being contested in good faith and for which adequate reserves have been established in accordance with GAAP. There is no Tax audit, examination or other Action of the Company presently in progress, and there are no waivers, extensions or written requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes or Tax Returns of the Company.

(d)            The Company is not or has not been (i) a party to any Tax sharing, indemnification, allocation or similar agreement or arrangement (any commercial contract entered into in the ordinary course of business and not primarily related to Taxes), (ii) a member of an affiliated, consolidated, combined, unitary or similar Tax group (other than any such Tax group the common parent of which was the Company), or (iii) a party to any “listed transaction” under Treasury Regulations Section 1.6011-4(b)(2) (or any similar or corresponding provision of U.S. state or local or non-U.S. Law).

(e)            The Company does not have any liability for Taxes of any other Person as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, or by operation of Law.

(f)            The Company will not be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date outside of the ordinary course of business; or (v) intercompany item under Treasury Regulation Section 1.1502-13 (or any corresponding or similar provision of U.S. state or local or non-U.S. Law) or excess loss account under Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision of U.S. state or local or non-U.S. Law).

(g)            There are no Liens for Taxes on any assets of the Company other than Permitted Liens.

(h)            No written claims have ever been made by any Tax Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(i)             The Company has not been either a “distributing corporation” or a “controlled corporation” within the respective meanings of such terms under Code Section 355(a)(1)(A) in a distribution of stock qualifying under Code Section 355 in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” within the meaning of Code Section 355(e) in conjunction with the Transactions.

(j)             The Company is not and has never been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2).

(k)            The Company is, and has at all times since its date of formation been, treated as a corporation for U.S. federal income tax purposes.

(l)             The Company has not taken or agreed to take any action not contemplated by this Agreement or any Ancillary Agreement that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(m)           To the Knowledge of the Company, no facts or circumstances exist that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Notwithstanding any other provision of this Agreement, the Company is not making and shall not be construed to have made any representation or warranty as to (i) the amount or availability of any net operating loss, capital loss, tax credit, tax basis or other tax attribute, or (ii) any position that Acquiror or any of its Affiliates take on any Tax Return or in respect of any audit or other Tax proceeding in a taxable period (or portion thereof) ending after the Closing Date.

Section 4.15            Intellectual Property.

(a)            Schedule 4.15(a) contains a complete and accurate list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and (iv) domain names, in each case that are owned by the Company (collectively, “Registered IP”), indicating for each item, as applicable, the registration or application number, the applicable filing jurisdiction and the date of filing or issuance, and registrar. The Company exclusively owns all right, title, and interest in and to the Registered IP, free and clear of any Liens other than Permitted Liens. The Registered IP is subsisting and, excluding any Registered IP which is the subject of an application for registration or issuance, is valid and, to the Knowledge of the Company, enforceable, in each case, except as would not be material and adverse to the Company, taken as a whole.

(b)            The Company solely and exclusively owns all right, title, and interest in and to or is licensed to use or otherwise has the right to use all Intellectual Property used in or necessary to the conduct of the business of the Company as currently conducted, free and clear of any Liens other than Permitted Liens, in each case, except as would not be material and adverse to the Company, taken as a whole. All Owned Intellectual Property and Intellectual Property licensed to the Company by a third party that is used in or necessary to the conduct of the business of the Company as currently conducted shall be owned or available for use by the Company immediately after the Closing on terms and conditions substantially the same as those under which any Company owned or used such Intellectual Property immediately prior to the Closing, in each case, except as would not be material and adverse to the Company, taken as a whole.

(c)            Except as set forth on Schedule 4.15(c), to the Knowledge of the Company (i) the operation of the business of the Company as currently conducted does not infringe, misappropriate, dilute or otherwise violate, and has not infringed, misappropriated, diluted or otherwise violated, any third-party Intellectual Property and (ii) no third party infringes, misappropriates, dilutes or otherwise violates on the date of this Agreement, and no third party has infringed, misappropriated, diluted or otherwise violated any Owned Intellectual Property.

(d)            As of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened in writing (including “cease and desist” letters or invitations to take a license) against the Company (i) challenging the ownership, validity, registrability, patentability, or enforceability of the Owned Intellectual Property (excluding office actions and similar ex-parte proceedings in connection with the prosecution of applications for the registration or issuance of any Intellectual Property) or (ii) asserting that the Company has infringed, misappropriated, diluted or otherwise violated any third-party Intellectual Property, in the case of each of clause (i) and (ii), except as would not be material and adverse to the Company, taken as a whole.

(e)            All former and current officers, directors, employees, consultants, and contractors of the Company, who have contributed to or participated in the conception and development of material Intellectual Property for the Company have entered into valid and binding proprietary rights agreements pursuant to which such Persons assigned to the Company all of their entire right, title, and interest in and to any Intellectual Property created, conceived or otherwise developed by such Person relating to his, her or its relationship with the Company, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property.

(f)             The Company has not received any funding of any university or other educational or research center or Governmental Authority. No such university, educational or research center, or Governmental Authority has any rights in or to any Owned Intellectual Property or, to the Knowledge of Company, any other Intellectual Property used in or necessary for the business of the Company as currently conducted.

(g)            None of the Company Software is developed, used, distributed or modified under any Open Source Software license in a manner or relation which has or would require any disclosure, licensing or distribution of the source code of any such Company Software to any Person, other than the applicable Open Source Software. The Company has complied, and currently complies, in all material respects with the terms of all applicable Open Source Software licenses.

(h)            The Company has taken and takes commercially reasonable actions to maintain, protect and enforce Intellectual Property rights in the trade secrets and other confidential information in its possession or control, including the secrecy, confidentiality and value of its trade secrets and other confidential information. The Company has not disclosed any such trade secrets or confidential information that is material to the business of the Company to any other Person other than pursuant to a written confidentiality agreement under which such other Person agrees to maintain the confidentiality and protect such trade secret or Confidential Information.

Section 4.16            Data Protection.

(a)            The Company (i) has been in compliance in all material respects with all Privacy Laws and (ii) has not been subject to any regulatory audits or, to the Knowledge of the Company, investigations by any Governmental Authority relating to Privacy Laws. The Company has taken commercially reasonable steps to ensure that all Personal Information is protected in all material respects against loss and against unauthorized access, use, modification, disclosure or other use or misuse. To the Knowledge of the Company, there has been no loss, theft or unauthorized access to or misuse of any Personal Information, in each case, that has resulted in, or is reasonably likely to result in, material liability to the Company, taken as a whole.

(b)            The Company has not received any written requests, complaints or objections to its collection or use of Personal Information from any data protection authority or third party (including data subjects) that remains unresolved that has resulted in, or is reasonably likely to result in, material liability to the Company, taken as a whole. To the Knowledge of the Company, no individual has been awarded compensation from the Company under any Privacy Laws, and no written claim for such compensation is outstanding.

(c)            The Company does not sell, rent or otherwise make available to any Person any Personal Information, except in a manner that complies in all material respects with the applicable Privacy Laws. The execution, delivery and performance of this Agreement and the transactions contemplated herein comply, and will comply, in all material respects, with all Privacy Laws and other contractual commitments related to the privacy and security of Personal Information to which the Company is bound, except as would not be material and adverse to the Company, taken as a whole.

Section 4.17            Information Technology.

(a)            The IT Systems: (i) operate and perform in material accordance with the requirements of the Company for the operation of its business as currently conducted and (ii) to the Knowledge of the Company, are free from bugs and other defects, in each case, except as would not be material and adverse to the Company, taken as a whole.

(b)            The Company uses commercially reasonable efforts to protect the confidentiality, integrity and security of the IT Systems used in the operation of the business of the Company from any unauthorized use, access, interruption, or modification. Such IT Systems are sufficient for current needs of the Company, including as to capacity, scalability and ability to process current and anticipated peak volumes in a timely manner. The IT Systems include a sufficient number of license seats for all Software licensed by the Company from third parties as necessary for the usage of such Software in the operation of the business of the Company as currently conducted.

(c)            To the Knowledge of the Company, there have been no unauthorized intrusions, failures, breakdowns, security breaches, continued substandard performance, or other adverse events affecting any such IT Systems that have caused any substantial disruption of or interruption in or to the use of such IT Systems or any unauthorized use, misappropriation, modification, encryption, corruption, disclosure, or transfer of any information or data contained therein, in each case, that has resulted in, or is reasonably likely to result in, material liability to the Company. The Company maintains commercially reasonable disaster recovery and business continuity plans, procedures and facilities in connection with the operation of the business of the Company, acts in compliance therewith, and has taken commercially reasonable steps to test such plans and procedures on a periodic basis, and such plans and procedures have been proven effective upon such testing in all material respects.

Section 4.18            Real Property.

(a)            The Company does not own any real property.

(b)            Schedule 4.18(b) contains a complete and accurate list by property, city, state and country, of all real property leasehold or subleasehold estates and other rights to possess or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company as of the date of this Agreement (the “Leased Company Properties”). The Company is the sole legal and beneficial owner of a leasehold or subleasehold interest in, or other right to possess or occupy, the Leased Company Properties.

(c)            Schedule 4.18(c) contains a complete and accurate list of all leases, subleases, licenses, concessions, and other Contracts, agreements and leasehold arrangements and all related supplemental documents (collectively, the “Lease Documents”) pursuant to which the Company leases, licenses, subleases or otherwise occupies any Leased Company Property on the date hereof. The Company has delivered to Acquiror a true and complete copy of each such Lease Document. Neither the Company nor, to the Knowledge of the Company, any other party to any Lease Document is in material breach or material default under such Lease Document, and no event has occurred or circumstances exist which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination or acceleration of rent under such Lease Document, by the Company or, to the Knowledge of the Company, any other party thereto.

(d)            Each Lease Document is a written agreement in full force and effect, and, subject to the Enforceability Exceptions, is legal, valid, binding and enforceable against the Company that is a party to such Lease Document and, to the Knowledge of the Company, any other party to such Lease Document. The Company has paid the rent and all other sums that are due and payable under such Lease Documents and there are no significant arrears thereunder due and payable by the Company.

(e)            To the Knowledge of the Company, there exist no restrictions, covenants or encumbrances which encumber any of the Leased Company Properties and which prevent any of the Leased Company Properties from being used now or in the future for their current use or would prevent, or require consent from a third party as a result of, the consummation of the transactions contemplated by this Agreement or which would be material and adverse to the Company, taken as a whole

(f)             The Company has not, at any time, given any covenant or entered into any agreement in respect of any leasehold real property other than the Leased Company Properties in respect of which any material contingent liability of the Company remains as of the date of this Agreement. The Company has not subleased, licensed or otherwise granted any Person the right to use or occupy any Leased Company Property or any portion thereof, and the Company has not collaterally assigned or granted any other security interest in any Lease Document or any interest therein.

(g)            As of the date hereof, there are no material outstanding Actions to which the Company is a party in respect of any of the Leased Company Properties, other than nondelinquent real property assessments affecting the Leased Company Properties. As of the date of this Agreement, the Company’s possession and quiet enjoyment of the Leased Company Property under each Lease Document is not materially disturbed.

Section 4.19            Anti-Bribery; Trade Controls Compliance.

(a)            Anti-Bribery.         The Company and each of its managers, officers, directors, employees, and to the Company’s Knowledge, agents, and any other Person acting on their behalf, (i) are and have been, in compliance with the anti-bribery Laws and anti-corruption Laws of each jurisdiction in which the Company operates or has operated, including the U.S. Foreign Corrupt Practices Act of 1977, as amended (collectively, “Anti-Bribery Laws”), and (ii) have not paid, given, offered or promised to pay, or authorized or ratified the payment or transfer, directly or indirectly, of any monies or anything of value to any Public Official or other Person, for the purpose of corruptly influencing any act or decision of such Public Official or of a Governmental Authority, or any other Person, to obtain or retain business, to direct business to any Person, or to secure any other improper benefit or advantage. The Company is not subject, and has not been subject, to any Actions or made any disclosures, voluntary or otherwise, to any Governmental Authority relating to the Anti-Bribery Laws.

(b)            Trade Control Compliance.         The Company is and has been, in compliance in all respects with all applicable international trade control compliance Laws, including but not limited to: (a) U.S. Laws governing economic sanctions, including those administered by the U.S. Treasury Department’s Office of Foreign Assets Control codified at 31 C.F.R. Part 500 et. seq., and the U.S. Department of State (“Sanctions”); (b) U.S. Laws governing the exportation of goods, technology, software, and services, including the Export Administration Regulations (15 C.F.R. § 730 et seq.), and the International Traffic in Arms Regulations (22 C.F.R. § 120 et seq.); (c) U.S. Laws governing the importation of goods, including laws administered by U.S. Customs and Border Protection; and (d) U.S. Laws governing international boycotts administered by the U.S. Department of Commerce and the Internal Revenue Service (collectively, the “International Trade Laws”). None of the Company and its directors or director equivalents, members, officers, employees, or to the Knowledge of the Company, agents, representatives or other Persons acting on behalf of the Company, (a) have been the target of Sanctions, (b) located, organized, or ordinarily resident in a jurisdiction subject to comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, so-called Donetsk People’s Republic, and so-called Luhansk People’s Republic regions of Ukraine) (“Embargoed Jurisdiction”), or (c) owned fifty percent (50%) or more, directly or indirectly, individually or in aggregate, by Persons listed in (a) or (b) (collectively, a “Sanctioned Person”). The Company has not engaged in any unlawful dealings or transactions, directly or indirectly, with any Sanctioned Persons. The Company is not subject, and have not been subject to any Actions, or made any disclosures to any Governmental Authority, involving the Company relating to the International Trade Laws. The Company has implemented and administer internal controls, policies and procedures designed to promote compliance with International Trade Laws.

Section 4.20            Insurance.

(a)            Schedule 4.20(a) sets forth a true and complete list of the material current insurance policies or binders maintained by the Company (the “Insurance Policies”). To the Knowledge of the Company, there are no events, circumstances or other liabilities that would reasonably be expected to give rise to a material claim under the Insurance Policies.

(b)            Except as has not had or would not, individually or in the aggregate, reasonably be expected to be material to the Company, the Insurance Policies are in full force and effect as of the date of this Agreement with respect to the Company, and the limits thereunder have not been impaired, exhausted or materially diminished.

(c)            As of the date hereof, the Company has not received any written or oral notice of cancellation of, a material premium increase (relative to others in the industry in which the Company operates) with respect to, or of a material alteration of coverage under, any Insurance Policy. Except as has not had or would not, individually or in the aggregate, reasonably be expected to be material to the Company, all of the Insurance Policies (i) are valid and binding in accordance with their terms, subject to Enforceability Exceptions and (ii) have not been subject to any lapse in coverage. There are no material claims related to the Company or the assets, business, operations, employees, officers and directors of the Company pending under any such Insurance Policies as to which coverage has been denied or disputed or in respect of which there is an outstanding reservation of rights.

Section 4.21            Competition Regulation.

(a)            The Company is in compliance with all applicable Antitrust Laws in all material respects. The Company is not a party to any agreement or arrangement with a Governmental Authority under any Antitrust Laws in any jurisdiction in which the Company has assets or carries on or intends to carry on business.

Section 4.22            Environmental Matters. Except as has not had or would not, individually or in the aggregate, reasonably be expected to be material to the Company:

(a)            the Company is in compliance in all respects with all Environmental Laws and all Company Permits required under Environmental Laws in connection with the operation of the Company’s business or ownership or operation of the Leased Company Properties, which Company Permits have been obtained by the Company and are current and valid;

(b)            there are no Actions or Governmental Orders pending, or to the Knowledge of the Company, threatened, against the Company, nor, to the Knowledge of the Company, has the Company received any written notification of or otherwise been made aware of, any actual or alleged violation of, or liability under, Environmental Laws;

(c)            the Company (or any other Person to the extent giving rise to liability for the Company) has not manufactured, generated, treated, stored, disposed or arranged for disposal of, transported, released, exposed any Person to, or owned or operated any property or facility contaminated by, any Hazardous Material under circumstances or in quantities that violate Environmental Laws or which would reasonably be expected to give rise to liability for the Company pursuant to Environmental Laws; and

(d)            the Company has furnished to the Acquiror copies of all material environmental reports, assessments and audits in its possession or reasonable control relating to the Company’s compliance with Environmental Laws or the environmental condition of the real property operated or leased by the Company in connection with its business.

Section 4.23           Customers and Suppliers.

(a)            Schedule 4.23(a) sets forth a true, correct and complete list, as of the date of this Agreement, of the 10 largest customers of the Company (each, a “Material Customer”), the year ended November 30, 2024 measured by the amount of revenue received by the Company during such period. Except as set forth on Schedule 4.23(a), as of the date hereof, the Company has not since the Balance Sheet Date received any written, or to the Knowledge of the Company, oral notice that any Material Customer has cancelled, materially decreased or otherwise materially modified, or intends to cancel, materially decrease or otherwise materially modify, its relationship with the Company.

(b)            Schedule 4.23(b) sets forth a complete and correct list, as of the date of this Agreement, of the 10 largest vendors, suppliers, third-party service providers and other similar business relations of the Company (each, a “Material Vendor”) during the year ended November 30, 2024 measured by the amount of expenditure by the Company during such period. Except as set forth in Schedule 4.23(b), the Company has not as of the Balance Sheet Date received any written, or to the Knowledge of the Company, oral notice that any Material Vendor has cancelled, terminated or otherwise materially modified, or intends to cancel, terminate or otherwise materially modify its relationship with the Company.

Section 4.24            Brokers. No broker, investment banker, financial advisor or other Person, the fees and expenses of which will be paid by the Company pursuant to an engagement letter entered into therewith, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

Section 4.25            Affiliate Agreements. Except as set forth on Schedule 4.25, the Company is not party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of the Company, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of five (5%) percent or more of the capital stock or equity interests of the Acquiror, Merger Sub or the Company or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing.

Section 4.26            No Other Representations or Warranties. The representations and warranties made by the Company in this Article IV are the exclusive representations and warranties made by the Company, its Affiliates and their respective Representatives. Except for the representations and warranties contained in this Article IV, neither the Company nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Company, to the accuracy or completeness of any information regarding the Company available to the other parties or their respective Representatives and expressly disclaims any such other representations or warranties. For the avoidance of doubt, each of the Company, its Affiliates and each of their respective Representatives has not made and does not make any express or implied representation or warranty, either written or oral, with respect to the Company. In particular, without limiting the foregoing, neither the Company nor any other Person makes or has made any representation or warranty to the other parties hereto, and shall have no liability in respect of, with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to the Company or (b) any oral or, except for the representations and warranties expressly made by the Company in this Article IV written information made available to the other parties hereto in the course of their evaluation of the Company and the negotiation of this Agreement or in the course of the Transactions. The Company hereby acknowledges and agrees with the statements and provisions set forth in Section 5.17.

Article V

REPRESENTATIONS AND WARRANTIES OF ACQUIROR, PUBCO AND THE MERGER SUBS

Except as set forth in the Acquiror Disclosure Schedules (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face) or in the Acquiror SEC Reports filed or furnished by Acquiror on or before October 12, 2022 (excluding (i) any disclosures in such Acquiror SEC Reports under the headings “Risk Factors” or “Forward-Looking Statements” and other disclosures that are predictive, cautionary or forward looking in nature and (ii) any exhibits or other documents appended thereto), each of Acquiror, PubCo and the Merger Subs, jointly and severally, represents and warrants to the Company as follows:

Section 5.01            Organization, Standing and Corporate Power.

(a)            Each of Acquiror, PubCo and the Merger Subs is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of formation, and has all requisite corporate power and authority to carry on its business as now being conducted. PubCo and the Merger Subs have no assets or operations other than those required to effect the Transactions contemplated hereby. Acquiror is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except as would not have an Acquiror Material Adverse Effect.

(b)            Each of PubCo and Merger Sub 2 is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Merger Sub 1 is a corporation duly organized, validly existing and in good standing under the Laws of Cayman Islands, with full corporate power and authority to enter into this Agreement and perform its obligations hereunder. Other than PubCo, Acquiror has no other Subsidiaries or any equity or other interests in any other Person.

(c)            Acquiror has provided to the Company a true, complete and correct copy of the Acquiror Organizational Documents and the articles of association or articles or certificate of incorporation and bylaws of each of PubCo and the Merger Subs and, other than as contained in the Acquiror SEC Reports, there are no other Contracts which would amend, supplement or relate to the subject matters described in the Acquiror Organizational Documents or the articles of association or articles or certificate of incorporation and bylaws of each of PubCo and the Merger Subs.

Section 5.02           Corporate Authority; Approval; Non-Contravention; Government Approvals.

(a)            Each of Acquiror, PubCo and the Merger Subs, has the requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and the Ancillary Agreements to which it is a party and, subject to satisfaction of the conditions to Closing contemplated hereby, to consummate the Transactions. The execution, delivery and performance by each of Acquiror, PubCo and the Merger Subs of this Agreement and the Ancillary Agreements to which it is a party, and the consummation by it of the Transactions, have been duly and validly authorized by all necessary corporate consent and authorizations on the part of each of Acquiror, PubCo and the Merger Subs, and no other corporate or other actions on the part of Acquiror, PubCo and the Merger Subs are necessary to authorize the execution and delivery by Acquiror, PubCo and the Merger Subs of this Agreement, the Ancillary Agreements to which it is a party and the consummation by it of the Transactions, in each case, subject to receipt of the Acquiror Shareholder Approvals. This Agreement has been duly executed and delivered by Acquiror, PubCo and the Merger Subs and, assuming due authorization, execution and delivery hereof by the other parties, is a legal, valid and binding obligation of Acquiror and Merger Sub, enforceable against Acquiror, PubCo and the Merger Subs in accordance with its terms (subject to the Enforceability Exceptions).

(b)            The execution, delivery, and performance of this Agreement and the Ancillary Agreements to which Acquiror, PubCo and/or the Merger Subs is a party, and the consummation of the Transactions, and (in the case of Acquiror) subject to receipt of the Acquiror Shareholder Approvals, do not, and will not, constitute or result in (i) a breach or violation of, or a default under, the Acquiror Organizational Documents or any organizational documents of PubCo or the Merger Subs or (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of Acquiror, PubCo or the Merger Subs or any of their Affiliates pursuant to, any Contract to which Acquiror, PubCo or each of the Merger Subs or any of their Affiliates is a party or, assuming (solely with respect to performance of this Agreement and consummation of the Transactions) compliance with the matters referred to in Section 5.02(a), under any Law to which Acquiror, PubCo or each of the Merger Subs or any of their Affiliates is subject, except (in the case of clause (ii) above) for such violations, breaches or defaults which has not had or would not, individually or in the aggregate, reasonably be expected to materially impair, delay or prohibit the ability of Acquiror, PubCo or each of the Merger Subs to enter into, perform its obligations under this Agreement and consummate the Transactions.

(c)            No consent of, or registration, declaration, notice or filing with, any Governmental Authority is required by or with respect to Acquiror, PubCo or the Merger Subs in connection with the execution and delivery by Acquiror, PubCo or each of the Merger Subs of this Agreement or the consummation of the Transactions contemplated by this Agreement or the Ancillary Agreements, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Agreements or the transactions contemplated hereby or thereby, (iii) filing of the Articles of Merger or the Plan of Merger or (iv) such other consents, registrations, declarations, notices and filings which, if not obtained or made, would not have an Acquiror Material Adverse Effect.

Section 5.03            Compliance with Laws. Each of Acquiror, PubCo and the Merger Subs are, and since their respective dates of incorporation, have been, operating in all material respects in a manner that is customary for businesses similar to Acquiror, PubCo and the Merger Subs, and each of Acquiror, PubCo and each of the Merger Subs is conducting and, since their respective dates of incorporation, has conducted its business in material compliance with all Laws, and no notices have been received by either Acquiror, PubCo and the Merger Subs from any Governmental Authority or any other Person alleging an uncured material violation of any Law.

Section 5.04            Employee Benefit Plans. Except as may be contemplated by the PubCo Equity Plan Proposal, neither PubCo, Acquiror, or the Merger Subs maintains or contributes to any Benefit Plan. Neither the execution and delivery of this Agreement nor the consummation of the Transactions contemplated by this Agreement (either alone or in combination with another event) will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, stockholder, director, officer or employee of Acquiror, PubCo or the Merger Subs, or (ii) result in the acceleration, vesting or creation of any rights of any shareholder, director, officer or employee of Acquiror, PubCo or the Merger Subs to payments or benefits or increases in any existing payments or benefits or any loan forgiveness.

Section 5.05            Financial Ability; Trust Account.

(a)            As of the date hereof, there is at least $26,090,885.41 invested in a trust account at Morgan Stanley Smith Barney LLC (the “Trust Account”), with Continental Stock Transfer & Trust Company, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated October 12, 2022, by and between Acquiror and the Trustee (the “Trust Agreement”). The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Acquiror and, to the Knowledge of Acquiror, the Trustee, enforceable in accordance with its terms, subject to Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the Knowledge of Acquiror, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. To the Knowledge of Acquiror, there are no side letters and there are no agreements, Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Acquiror SEC Reports to be inaccurate or (ii) entitle any Person (other than any Acquiror Stockholder who is a Redeeming Shareholder) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, the Acquiror Organizational Documents and Acquiror’s final prospectus, dated October 12, 2022. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. Acquiror has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no Actions pending or, to the Knowledge of Acquiror, threatened with respect to the Trust Account. Acquiror has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account or redemptions paid to Acquiror Stockholders, in each case, as permitted by the Trust Agreement). As of the Second Effective Time, the obligations of Acquiror to dissolve or liquidate pursuant to the Acquiror Organizational Documents shall terminate, and, as of the Second Effective Time, Acquiror shall have no obligation whatsoever pursuant to the Acquiror Organizational Documents to dissolve and liquidate the assets of Acquiror by reason of the consummation of the transactions contemplated hereby. Following the Second Effective Time, no Acquiror Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such Acquiror Stockholder is a Redeeming Shareholder.

(b)            As of the date hereof, assuming the accuracy of the representations and warranties of the Company herein and the compliance by the Company with its respective obligations hereunder, Acquiror has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Acquiror on the Closing Date.

(c)            Except as set forth in Schedule 5.05(c), as of the date hereof, Acquiror does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 5.06           Taxes.

(a)            Each of Acquiror, PubCo, and the Merger Subs is, and has at all times since its date of formation been, treated as a corporation for U.S. federal income tax purposes.

(b)            Each of Acquiror, PubCo and the Merger Subs has timely filed with the appropriate Tax Authority, or has caused to be timely filed on its behalf (taking into account any valid extension of time within which to file), all material Tax Returns required to be filed by it, and all such Tax Returns were and are true, correct and complete in all material respects and were prepared in compliance in all material respects with all applicable Laws. Each of Acquiror and Merger Sub has timely paid all material amounts of Taxes due and payable (whether or not shown on any Tax Return), other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

1 Note to Draft: To be updated.

(c)            Each of Acquiror, PubCo and the Merger Subs, as applicable, has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes and Tax information reporting, collection and retention and has, within the time and in the manner prescribed by applicable Laws, (i) withheld all material amounts of Taxes required to have been withheld by it in connection with amounts paid to any employee, independent contractor, creditor, stockholder, shareholder or any other third party, and (ii) timely remitted such amounts required to have been remitted to the appropriate Tax Authority.

(d)            No claim, assessment, deficiency or proposed adjustment for any Tax has been asserted or assessed by any Tax Authority against Acquiror, PubCo or the Merger Subs that remains unresolved or unpaid except for claims, assessments, deficiencies or proposed adjustments being contested in good faith and for which adequate reserves have been established in accordance with GAAP.

(e)            There is no Tax audit, examination or other Action of Acquiror, PubCo or the Merger Subs presently in progress, and there are no waivers, extensions or requests for any waivers or extensions of any statute of limitations currently in effect with respect to any material Taxes of Acquiror, PubCo or the Merger Subs.

(f)             Neither Acquiror, PubCo nor the Merger Subs is or has been (i) a party to any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes), (ii) a member of an affiliated, consolidated, combined, unitary or similar Tax group (other than any such Tax group the common parent of which was the Company), or (iii) a party to any “listed transaction” under Treasury Regulations Section 1.6011-4(b) (2) (or any similar or corresponding provision of U.S. state or local or non-U.S. Law).

(g)            Acquiror, PubCo and the Merger Subs do not have any liability for Taxes of any other Person as a result of Treasury Regulations Section 1.1502-6 (or any similar provision of U.S. state or local or non-U.S. Law), as a transferee or successor, or by operation of Law.

(h)            Acquiror, PubCo and the Merger Subs will not be required to include any material item of income in, or exclude any material deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting, or use of an improper method of accounting, for a taxable period (or portion thereof) ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of U.S. state or local or non-U.S. Law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received or deferred revenue accrued on or prior to the Closing Date outside of the ordinary course of business; or (v) intercompany item under Treasury Regulation Section 1.1502-13 (or any corresponding or similar provision of U.S. state or local or non-U.S. Law) or excess loss account under Treasury Regulation Section 1.1502-19 (or any corresponding or similar provision of U.S. state or local or non-U.S. Law).

(i)             There are no Liens for Taxes on any assets of either Acquiror, PubCo and the Merger Subs other than Permitted Liens.

(j)             No written claims have ever been made by any Tax Authority in a jurisdiction where Acquiror, PubCo and the Merger Subs do not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.

(k)            Neither Acquiror, PubCo nor the Merger Subs has been either a “distributing corporation” or a “controlled corporation” within the respective meanings of such terms under Code Section 355(a)(1)(A) in a distribution of stock qualifying under Code Section 355 (i) in the two years before the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a “plan” or “series of related transactions” within the meaning of Code Section 355(e) in conjunction with the Transactions.

(l)             The Acquiror, PubCo and the Merger Subs is not and has never been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2).

(m)           Neither Acquiror, PubCo nor the Merger Subs has taken or agreed to take any action not contemplated by this Agreement or any Ancillary Agreement that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

(n)            To the Knowledge of Acquiror, no facts or circumstances exist that would reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

Section 5.07            Brokers. No broker, investment banker, financial advisor or other Person, other than those set out in Schedule 5.07, the fees and expenses of which will be paid by Acquiror, PubCo, or the Merger Subs pursuant to an engagement letter entered into therewith, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror, PubCo, the Merger Subs or any of their Affiliates.

Section 5.08           Acquiror SEC Reports; Financial Statements; Sarbanes-Oxley Act.

(a)            Except as set forth in Schedule 5.08(a), Acquiror has filed or furnished in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed or furnished by it with the SEC since October 12, 2022, pursuant to the Exchange Act or the Securities Act (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Acquiror SEC Reports”). None of the Acquiror SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Acquiror SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC), and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Acquiror as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(b)            Acquiror has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Acquiror and other material information required to be disclosed by Acquiror in the reports and other documents that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to Acquiror’s management, including its principal executive officer and its principal financial officer as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Such disclosure controls and procedures are effective in timely alerting Acquiror’s principal executive officer and principal financial officer to material information required to be included in Acquiror’s periodic reports required under the Exchange Act.

(c)            Acquiror has established and maintained a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act). Such internal control over financial reporting is sufficient to provide reasonable assurance regarding the reliability of Acquiror’s financial reporting and the preparation of Acquiror’s financial statements for external purposes in accordance with GAAP.

(d)            There are no outstanding loans or other extensions of credit made by Acquiror to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Acquiror. Acquiror has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(e)            Neither Acquiror (including any employee thereof) nor Acquiror’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in Acquiror’s internal control over financial reporting, (ii) any fraud, whether or not material, that involves Acquiror’s management or other employees who have a role in the preparation of financial statements or Acquiror’s internal control over financial reporting or (iii) any claim or allegation regarding any of the foregoing.

(f)             Acquiror does not have any past due liability relating to the PCAOB issuer accounting support fee.

(g)            To the Knowledge of Acquiror, as of the date hereof, there are no outstanding comments from the SEC with respect to the Acquiror SEC Reports. To the Knowledge of Acquiror, none of the Acquiror SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.

Section 5.09            Business Activities; Absence of Changes.

(a)            Since its incorporation, Acquiror has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Acquiror Organizational Documents, there is no agreement, commitment or Governmental Order binding upon Acquiror or to which Acquiror is a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Acquiror or any acquisition of property by Acquiror or the conduct of business by Acquiror as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, which have not had an Acquiror Material Adverse Effect on the ability of Acquiror, PubCo or the Merger Subs to enter into, perform its obligations under this Agreement and consummate the Transactions.

(b)            Other than PubCo, Acquiror does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, Acquiror has no interests, rights, obligations or liabilities with respect to, and is not party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c)            Except for (i) this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.03), (ii) as set forth on Schedule 5.09(c) and (iii) with respect to fees and expenses of Acquiror’s legal, financial and other advisors, Acquiror is not party to any Contract with any other Person that would require payments by Acquiror in excess of $150,000 in the aggregate with respect to any individual Contract or when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by Section 7.03) and Contracts set forth on Schedule 5.09(c)).

(d)            There is no liability, debt or obligation against Acquiror, PubCo or the Merger Subs, except for (i) liabilities and obligations reflected or reserved for on Acquiror’s consolidated balance sheet as of December 31, 2024 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Acquiror PubCo and the Merger Subs, taken as a whole), (ii) that have arisen since the date of Acquiror’s consolidated balance sheet as of December 31, 2024 in the ordinary course of the operation of business of the Acquiror, PubCo and the Merger Subs (other than any such liabilities as are or would be, in the aggregate, material to Acquiror, PubCo and the Merger Subs, taken as a whole) or (iii) disclosed in Schedule 5.09(d).

(e)            Since their organization, PubCo and the Merger Subs have not conducted any business activities other than activities directed toward the accomplishment of the Mergers. Except as set forth in the organizational documents of PubCo and the Merger Subs, there is no agreement, commitment, or Governmental Order binding upon PubCo and the Merger Subs or to which PubCo and the Merger Subs are a party which has had or would reasonably be expected to have the effect of prohibiting or impairing any business practice of PubCo and the Merger Subs or any acquisition of property by PubCo and the Merger Subs or the conduct of business by PubCo and the Merger Subs as currently conducted or as contemplated to be conducted as of the Closing other than such effects which have not had and would not reasonably be expected to have an Acquiror Material Adverse Effect.

(f)             PubCo and the Merger Subs do not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity.

(g)            PubCo and the Merger Subs were formed solely for the purpose of effecting the Mergers and has not engaged in any business activities or conducted any operations other than in connection with the Mergers and at all times prior to the Second Effective Time except as contemplated by this Agreement or the Ancillary Agreements, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to their formation.

(h)            (i) Since the date of Acquiror’s incorporation, there has not been any change, development, condition, occurrence, event or effect relating to the Acquiror, PubCo or the Merger Subs that, individually or in the aggregate, resulted in, or would reasonably be expected to result in, an Acquiror Material Adverse Effect and (ii) from December 31, 2024, through the date of this Agreement, Acquiror, PubCo and the Merger Subs have not taken any action that would require the consent of the Company pursuant to Section 7.03 if such action had been taken after the date hereof.

Section 5.10            Information Supplied; Registration Statement. None of the information supplied or to be supplied by the Acquiror, PubCo or the Merger Subs for inclusion in the Registration Statement (together with any amendments or supplements thereto) will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time such information is filed, submitted or made publicly available with the SEC; provided, however, that Acquiror makes no representations or warranties as to the information contained in or omitted from the Registration Statement in reliance upon and in conformity with information furnished in writing to the Acquiror by or on behalf of the Company specifically for inclusion in the Registration Statement.

Section 5.11            Litigation. As of the date of this Agreement, there are no material Actions pending or, to the Knowledge of the Acquiror, threatened against the Acquiror, PubCo or the Merger Subs or, to the Knowledge of the Acquiror, any director, officer or employee of the Acquiror, PubCo or the Merger Subs (in their capacity as such) and since the Acquiror’s date of incorporation there have not been any such material Actions. There are no material Actions pending or threatened by Acquiror, PubCo or the Merger Subs against any other Person.

Section 5.12            No Outside Reliance. Notwithstanding anything contained in this Article V or any other provision hereof, Acquiror and its Affiliates acknowledge and agree that Acquiror has made its own investigation of the Company and that neither the Company nor any of its Affiliates or any of their respective directors, officers, employees, stockholders, shareholders, partners, members, agents or Representatives is making any representation or warranty whatsoever, express or implied, beyond those expressly given by the Company in Article IV or any certificate delivered in accordance with Section 9.02(c), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company. Without limiting the generality of the foregoing, it is understood that any cost or other estimates, financial or other projections or other predictions that may be contained or referred to in the Schedules or elsewhere, as well as any information, documents or other materials (including any such materials contained in any “data room” (whether or not accessed by Acquiror or its Representatives)) or management presentations that have been or shall hereafter be provided to Acquiror or any of its Affiliates, agents or Representatives are not and will not be deemed to be representations or warranties of the Company, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Article IV of this Agreement or any certificate delivered in accordance with Section 9.02(c). Except as otherwise expressly set forth in this Agreement, Acquiror understands and agrees that any assets, properties and business of the Company are furnished “as is,” “where is” and subject to and except as otherwise provided in the representations and warranties contained in Article IV or any certificate delivered in accordance with Section 9.02(c), with all faults and without any other representation or warranty of any nature whatsoever.

Section 5.13            Capitalization.

(a)            As of the date hereof, the authorized share capital of Acquiror is US$33,100 divided into (i) 300,000,000 Acquiror Class A Shares, of which (A) 9,797,997 Acquiror Class A Shares are issued and outstanding as of the date of this Agreement and (B) 24,850,000 Acquiror Warrants are issued and outstanding as of the date of this Agreement, (ii) 30,000,000 Acquiror Class B Share, par value $0.0001, of which 1 share is issued and outstanding as of the date of this Agreement and (iii) 1,000,000 preference shares of Acquiror, par value $0.0001, none of which are issued and outstanding as of the date of this Agreement. All of the issued and outstanding Acquiror Class A Shares and Acquiror Warrants (1) have been duly authorized and validly issued and are fully paid and nonassessable, (2) were issued in compliance in all material respects with applicable Law, (3) were not issued in breach or violation of any preemptive rights or Contract and (4) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Code Section 83, except as disclosed in the Schedule 5.13(a) with respect to certain Acquiror Class A Shares held by the Sponsor.

(b)            Except for this Agreement and the PIPE Agreement, the Acquiror Warrants, the Acquiror Rights and Acquiror Class B Share, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Acquiror Class A Shares or the equity interests of Acquiror, or any other Contracts to which Acquiror is a party or by which Acquiror is bound obligating Acquiror to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Acquiror, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Acquiror. Except as disclosed in Schedule 5.13(b) or the Acquiror Organizational Documents, there are no outstanding contractual obligations of Acquiror to repurchase, redeem or otherwise acquire any securities or equity interests of Acquiror. There are no outstanding bonds, debentures, notes or other indebtedness of Acquiror having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Acquiror Stockholders may vote. Except as disclosed in Schedule 5.13(b), Acquiror is not a party to any stockholders agreement, voting agreement or registration rights agreement relating to Acquiror Class A Shares or any other equity interests of Acquiror. Other than PubCo, Acquiror does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person. There are no securities or instruments issued by or to which the Acquiror, PubCo or the Merger Subs are a party containing anti-dilution or similar provisions that will be triggered by the consummation of the Transactions contemplated by this Agreement that have not been or will not be waived on or prior to the Closing Date.

(c)            As of the date of this Agreement, all of the issued and outstanding Equity Securities of (i) PubCo are held by Acquiror and (ii) the Merger Subs are held by PubCo. All outstanding Equity Securities of such PubCo and the Merger Subs are validly issued, fully paid and non-assessable, and are not subject to preemptive rights or any other Liens (other than Liens arising pursuant to applicable Securities Laws).

Section 5.14            NASDAQ Stock Market Quotation. As of the date of this Agreement, the issued and outstanding shares of Acquiror Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NASDAQ under the symbol “SVII.” As of the date of this Agreement, Acquiror is in compliance in all material respects with the rules of NASDAQ and there is no action or proceeding pending or, to the Knowledge of Acquiror, threatened against Acquiror by NASDAQ, the Financial Industry Regulatory Authority or the SEC with respect to any intention by such entity to deregister the Acquiror Class A Shares or terminate the listing of Acquiror Class A Shares on NASDAQ. None of Acquiror or its Affiliates has taken any action in an attempt to terminate the registration of the Acquiror Class A Shares or Acquiror Warrants under the Exchange Act except as contemplated by this Agreement.

Section 5.15            Affiliate Agreements. Except as set forth on Schedule 5.15, neither of the Acquiror, PubCo nor the Merger Subs are a party to any transaction, agreement, arrangement or understanding with any (a) present or former executive officer or director of either of the Acquiror, PubCo or the Merger Subs, (b) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of five (5%) percent or more of the capital stock or equity interests of Acquiror or (c) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules 12b-2 and 16a-1 of the Exchange Act) of any of the foregoing (each of the foregoing, an “Acquiror Affiliate Agreement”).

Section 5.16            Anti-Bribery; Economic Sanctions.

(a)            Since their respective dates of incorporation, Acquiror, PubCo and the Merger Subs have complied with all applicable Anti-Bribery Laws. Since their respective dates of incorporation, neither Acquiror, PubCo nor the Merger Subs, nor to the Knowledge of the Acquiror, any of their respective Representatives, have directly or indirectly paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any Public Official for the purpose of influencing any act or decision of such official or of any Governmental Authority to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage

(b)            Neither Acquiror, PubCo nor the Merger Subs are Sanctioned Persons or located, organized, or ordinarily reside in an Embargoed Jurisdiction.

(c)            Acquiror PubCo nor the Merger Subs maintain in effect written policies, procedures and internal controls, including an internal controls system, that are reasonably designed to promote compliance with applicable International Trade Laws and Anti-Bribery Laws.

Section 5.17            No Other Representations or Warranties. The representations and warranties made by Acquiror, PubCo and the Merger Subs in this Article V are the exclusive representations and warranties made by Acquiror, PubCo and the Merger Subs, their Affiliates, and their respective Representatives. Except for the representations and warranties contained in this Article V, neither Acquiror, nor PubCo and nor the Merger Subs, nor any other Person, has made or makes any other express or implied representation or warranty, either written or oral, on behalf of Acquiror, PubCo or the Merger Subs, to the accuracy or completeness of any information regarding Acquiror PubCo or the Merger Subs available to the other parties or their respective Representatives and expressly disclaims any such other representations or warranties. Without limiting the foregoing, neither Acquiror, PubCo nor the Merger Subs, nor any other Person, makes or has made any representation or warranty to the other parties hereto with respect to, and shall have no liability in respect of, (a) any financial projection, forecast, estimate, budget or prospect information relating to Acquiror, PubCo or the Merger Subs or (b) any oral or, except for the representations and warranties expressly made by Acquiror, PubCo or the Merger Subs in this Article V, written information made available to the other parties hereto in the course of their evaluation of Acquiror, PubCo and the Merger Subs and the negotiation of this Agreement or in the course of the Transactions. Each of Acquiror, PubCo and the Merger Subs hereby acknowledge and agree with the statements and provisions set forth in Section 4.26.

Article VI

COVENANTS OF THE COMPANY

Section 6.01            Conduct of Business. From the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, (i) use its commercially reasonable efforts to conduct and operate its business in the ordinary course consistent with past practice in all material respects, (ii) use commercially reasonable efforts to preserve intact the current business organization and ongoing businesses of the Company, and maintain the existing relations and goodwill of the Company with the Company’s customers, suppliers, distributors and creditors and (iii) use commercially reasonable efforts to keep available the services of the present officers of the Company. Without limiting the generality of the foregoing, except as set forth on Schedule 6.01, as expressly contemplated by this Agreement or as consented to by Acquiror in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, the Company shall not during the Interim Period:

(a)            change or amend the Company Organizational Documents;

(b)            declare, make or pay any dividend or other distribution (whether in cash, equity or property) to its stockholders or repurchase or redeem any of its Equity Securities;

(c)            except as set forth on Schedule 6.01(c), create, allot, issue, redeem or repurchase or agree to create, allot, issue, redeem or repurchase any Equity Securities or other securities of whatsoever nature convertible into Equity Securities (or any option to subscribe for the same) of the Company;

(d)            reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its Equity Securities, other than redemptions of Equity Securities from current and former employees in the ordinary course of business consistent with past practice upon the terms set forth in the underlying agreements governing such Equity Securities;

(e)            enter into, or amend or modify any material term of, terminate (other than in expiration with its terms), or waive or release any material rights, claim or benefits under any Material Contract or Lease Document (or any Contract, that if existing on the date hereof, would be a Material Contract or Lease Document), other than entry into, amendments of, modifications of, terminations of, or waivers or releases under, such Contracts in the ordinary course of business consistent with past practice or as required by Law;

(f)             enter into, or amend or modify any material term of, terminate, or waive or release any material rights, claim or benefits under any Contract or other arrangement to which the Company, on one hand, and a holder of Equity Securities of the Company or its Affiliate, on the other hand, are parties, except as set forth on Schedule 6.01(f);

(g)            sell, transfer, lease, pledge, license or otherwise encumber or subject to any Lien, abandon, cancel, let lapse or convey or dispose of any material assets, properties or business of the Company (including Owned Intellectual Property and Company Software) to any Person that is not the Company, except for sales of inventory in the ordinary course of business consistent with past practice, other than (i) as set forth on Schedule 6.01(g), (ii) Permitted Liens or (iii) pledges, non-exclusive licenses and encumbrances on property and assets (including Owned Intellectual Property and Company Software) in the ordinary course of business consistent with past practice (including performance and warranty bonds for the benefit of customers) and that would not, individually or in the aggregate, reasonably be expected to be material to the Company, taken as a whole;

(h)            intentionally permit any material item of Owned Intellectual Property to lapse or to be abandoned, invalidated, dedicated to the public, or disclaimed, or otherwise become unenforceable or fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and Taxes required or advisable to maintain and protect its interest in each and every material item of Owned Intellectual Property, other than instances where the Company elects to do so in the exercise of reasonable business judgment;

(i)             except as set forth on Schedule 6.01(i) or as otherwise required pursuant to the terms of a Company Benefit Plan in effect on the date of this Agreement and set forth on Schedule 4.12(a) or applicable Law, (i) grant or promise to grant any material increase or decrease in compensation, benefits or severance to any current or former employee, officer, director or other individual service provider of the Company with an annualized base compensation in excess of $150,000, except in the ordinary course of business and consistent with past practice and except that the Company may (1) provide increases in salary, wages, bonuses or benefits to employees as required or permitted under any Company Benefit Plan or other employment or consulting agreement in effect on the date of this Agreement in the ordinary course of business, (2) change the title of its employees in the ordinary course of business, (3) make annual or quarterly bonus or commission payments in the ordinary course of business and in accordance with the bonus or commission plans existing on the date of this Agreement, and (4) enter into the retention agreements with executive officers, key employees or directors in the amounts set forth on Schedule 6.01(f), (ii) except for changes to health or welfare benefit plans (other than severance arrangements) in connection with annual renewals in the ordinary course of business, adopt, enter into, amend, modify, or terminate any Company Benefit Plan, any benefit or compensation plan, policy, program, agreement or arrangement that would be a Company Benefit Plan if in effect as of the date hereof, or any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which the Company is a party or by which it is bound, (iii) grant, provide or promise to grant or provide any severance or termination payments, incentive compensation, deferred compensation, equity or equity-based compensation, or transaction, retention or change in control payments or benefits to any current or former director, employee, officer or other individual service provider of the Company, except in the ordinary course of business and consistent with past practice, (iv) accelerate the timing, vesting or payment of any compensation or benefit payable to any current or former employee or individual service provider of the Company, except in the ordinary course of business and consistent with past practice, (v) terminate (other than for cause), furlough, or temporarily layoff any employee or independent contractor of the Company set forth on Schedule 6.01(f), (vi) terminate, negotiate, modify, extend, or enter into any CBA, or recognize or certify any labor union, works council, labor organization, or group of employees as the bargaining representative for any employees of the Company, (vii) implement or announce any employee layoffs, plant closings, reductions-in-force, furloughs, temporary layoffs, reduction in terms and conditions of employment, or other actions that could implicate the WARN Act or any similar Laws, or (viii) waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, non-disparagement, or other restrictive covenant obligation of any current or former employee or independent contractor with annualized compensation in excess of $150,000;

(j)             acquire (including by merger or consolidation with), or merge or consolidate with, or purchase a material portion of the assets or equity of, any Person or division thereof;

(k)            enter into any joint venture;

(l)             adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the transactions contemplated by this Agreement);

(m)           make any capital expenditures (or commitment to make any capital expenditures) that in the aggregate exceed $500,000, other than any capital expenditure (or series of related capital expenditures) consistent with the Company’s annual capital expenditure budget for periods following the date hereof made available to Acquiror prior to the date hereof;

(n)            make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of material Taxes, or enter into any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes);

(o)            initiate, waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, other than in the ordinary course of business consistent with past practice and where such waiver, release, compromise, settlement or satisfaction involves monetary damages not to exceed $1,000,000 in the aggregate;

(p)            incur, issue, assume, guarantee, endorse or otherwise become responsible for any Indebtedness, or make any loans or advances, or intentionally grant any security interest in any assets, or in any material respect, modify any Indebtedness, other than intercompany Indebtedness and except in the ordinary course of business consistent with past practice;

(q)            make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(r)            enter into any material new line of business outside of the business currently conducted by, or contemplated to be conducted by and set forth on Schedule 6.01(r), the Company as of the date of this Agreement;

(s)            fail to maintain the Company Permits;

(t)            make any material change in financial accounting methods, principles or practices, except insofar as may be required by a change in, or a new application of, GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(u)           voluntarily fail to maintain, cancel or materially change coverage under, in a manner detrimental to the Company, taken as a whole, any Insurance Policy maintained with respect to the Company and its assets and properties;

(v)           fail to maintain the Leased Company Properties in substantially the same condition as of the date of this Agreement, ordinary wear and tear, casualty and condemnation excepted, and except as would not reasonably be expected to be material to the Company, individually or in the aggregate; and

(w)           enter into any agreement or undertaking to do any action prohibited under this Section 6.01.

Section 6.02           Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company by third parties that may be in the Company’s possession from time to time, and except for any information which (a) relates to interactions with prospective buyers of the Company or the negotiation of this Agreement and the transactions contemplated hereby or (b) in the judgment of legal counsel (including in-house counsel) of the Company would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or the Company’s documented security clearance policy currently in place or confidentiality obligations to which the Company is bound, the Company shall afford to Acquiror and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Company, to all of the properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of the Company, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of the Company and that are in the possession of the Company as such Representatives may reasonably request; provided, that such access shall not include any invasive or intrusive investigations or other testing, sampling or invasive analysis of any properties, facilities or equipment of the Company without the prior written consent of the Company. Acquiror shall coordinate its access rights pursuant to Section 6.02 with the Company to reasonably minimize any inconvenience to or interruption of the conduct of the business of the Company. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply.

Section 6.03           Regulatory Approvals. If applicable in connection with the Transactions, the Company shall use its reasonable best efforts to submit, as soon as practicable, any required applications or filings pursuant to any Antitrust Laws and furnish to the Acquiror as promptly as reasonably practicable all information required for any application or other filing required to be made by Acquiror pursuant to any Antitrust Law. The Company shall (a) substantially comply with any Information or Document Requests and (b) if available, request early termination of any waiting period under the HSR Act. If applicable in connection with the Transactions, the Company shall exercise its reasonable best efforts to (i) obtain termination or expiration of the waiting period under the HSR Act and consents or approvals pursuant to any other applicable Antitrust Laws, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted. The Company shall promptly notify the Acquiror of any substantive communication with any Governmental Authority or third party with respect to the transactions contemplated by this Agreement, and to the extent permitted, furnish to Acquiror, upon written request, copies of any notices or written communications received by the Company or any of its Affiliates with respect to the transactions contemplated by this Agreement, and to the extent permitted, the Company shall permit counsel to Acquiror an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that the Company shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority to delay the consummation of the transactions contemplated by this Agreement without the written consent of Acquiror (which consent shall not be unreasonably withheld, conditioned or delayed). The Company agrees to provide, to the extent permitted by the applicable Governmental Authority, Acquiror and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between the Company or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby. Any materials exchanged in connection with this Section 6.03 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns of legal counsel (including in-house counsel) of the Company, and to remove competitively sensitive material; provided, that the Company may, as it deems advisable and necessary, designate any materials provided to the Acquiror under this Section 6.03 as “outside counsel only.” Notwithstanding anything in this Agreement to the contrary, nothing in this Section 6.03 or any other provision of this Agreement shall require or obligate the Company to, and the Company shall not, without the prior written consent of the Acquiror, PubCo or the Merger Subs, agree or otherwise be required to, take any action with respect to the Company, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect its freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of the Company, or any interest therein. The parties shall pay the filing fees payable to the applicable Governmental Authorities (including the Regulatory Consent Authorities) pursuant to, and in accordance with, Section 11.05(b).

Section 6.04           No Claim Against the Trust Account. The Company acknowledges that the Acquiror is a blank check company with the power and privileges to effect a merger, asset acquisition, reorganization or similar business combination involving the Company and one or more businesses or assets, that Acquiror has established the Trust Account for the benefit of Acquiror’s public shareholders and that disbursements from the Trust Account are available only in the limited circumstances set forth therein. The Company further acknowledges that the Acquiror’s sole assets consist of the cash proceeds of the Acquiror’s initial public offering and private placements of its securities, and substantially all of these proceeds have been deposited in the Trust Account for the benefit of its public shareholders. The Company further acknowledges that, if the Transactions or, in the event of termination of this Agreement, another Business Combination, are or is not consummated by October 17, 2025 or such later date as approved by the Acquiror Board to complete a Business Combination, Acquiror will be obligated to return to its shareholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its Affiliates) hereby waives any past, present or future claim of any kind against, and any right to access, the Trust Account, any trustee of the Trust Account and Acquiror to collect from the Trust Account any monies that may be owed to them by Acquiror or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account at any time for any reason whatsoever, provided that (x) nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Acquiror for legal relief against monies or other assets held outside the Trust Account, for specific performance or other equitable relief in connection with the consummation of the transactions (including a claim for Acquiror to specifically perform its obligations under this Agreement and cause the disbursement of the balance of the cash remaining in the Trust Account to the Company in accordance with the terms of this Agreement and the Trust Agreement) so long as such claim would not affect Acquiror’s ability to fulfill its obligation to effectuate redemptions of any shares of Acquiror and (y) nothing herein shall serve to limit or prohibit any claims that the Company may have in the future against Acquiror’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account and any assets that have been purchased or acquired with any such funds). This Section 6.04 shall survive the termination of this Agreement for any reason.

Section 6.05           Financial Statements; Proxy Solicitation; Other Actions.

(a)            The Company agrees to use reasonable best efforts to provide Acquiror, as promptly as reasonably practicable after the date hereof, any financial statements (other than financial statements of Acquiror, PubCo or the Merger Subs) required to be included in the Registration Statement in accordance with the rules and regulations of the SEC, including pro forma financial statements. The Company shall be available to, and the Company shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, Acquiror and its counsel in connection with (i) the drafting of the Registration Statement and (ii) responding in a timely manner to comments on the Registration Statement from the SEC. Without limiting the generality of the foregoing, the Company shall reasonably cooperate with Acquiror in connection with Acquiror’s preparation for inclusion in the Registration Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required by Form S-4.

(b)           From and after the date on which the Registration Statement becomes effective under the Securities Act until the Closing Date, the Company will give Acquiror prompt written notice of any action taken or not taken by the Company or of any development regarding the Company, in any such case which is known by the Company, that would cause the Registration Statement to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Acquiror and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Registration Statement, such that the Registration Statement no longer contains an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading; provided, further, however, that no information received by Acquiror pursuant to this Section 6.05 shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules.

Section 6.06           Non-Solicitation.

(a)            Except as set forth on Schedule 6.06(a), from the date hereof until the earlier of the termination of this Agreement and the Closing, the Company shall not and shall not authorize or permit any of its Affiliates or any of its or their Representatives to, directly or indirectly (i) encourage, solicit, initiate, facilitate or continue inquiries regarding a Company Acquisition Proposal; (ii) enter into discussions or negotiations with, or furnish or disclose any non-public information about the Company to, any Person in connection with or that could reasonably be expected to lead to a possible Company Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding a Company Acquisition Proposal. The Company shall immediately cease and cause to be terminated and shall cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, a Company Acquisition Proposal. For purposes hereof, “Company Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Acquiror or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of outstanding shares of capital stock or other Equity Securities of the Company; or (iii) the sale, lease, exchange or other disposition of all or substantially all of the Company properties or assets.

(b)            The Company shall promptly (and in any event within two (2) Business Days) notify, in writing, Acquiror of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Company Acquisition Proposal, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and an unredacted copy of any Company Acquisition Proposal or inquiry, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer. The Company shall promptly (and in any event within two (2) Business Days) keep Acquiror informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Company Acquisition Proposal (including any material changes thereto and copies of any additional written materials received by the Company or its Representatives). Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 6.06 by the Company or the Company’s Representatives acting on the Company’s behalf, shall be deemed to be a breach of this Section 6.06 by the Company.

Section 6.07           Aurora Option Agreement.Section 6.08         In connection with the consummation of the Transactions and prior to, or on, the Closing Date, pursuant to, and in accordance with, the Aurora Option Agreement, the Company shall (i) exercise the option to acquire all of the issued and outstanding equity interests of Oregon Energy and (ii) issue the Base Payment Shares (as defined in the Aurora Option Agreement) to Aurora, including fully satisfying the Listing Payment (as defined in the Aurora Option Agreement) to Aurora.

Article VII

COVENANTS OF ACQUIROR

Section 7.01           Regulatory Approvals.

(a)            If applicable in connection with the Transactions, Acquiror shall use its reasonable best efforts to submit, as soon as practicable, any required applications or filings pursuant to any Antitrust Laws and furnish to the Company as promptly as reasonably practicable all information required for any application or other filing required to be made by the Company pursuant to any Antitrust Law. Acquiror shall substantially comply with any Information or Document Requests.

(b)            If applicable in connection with the Transactions, Acquiror shall exercise its reasonable best efforts to (i) obtain consents or approvals pursuant to any other applicable Antitrust Laws, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the transactions contemplated by this Agreement and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted.

(c)            Acquiror shall cooperate in good faith with the Regulatory Consent Authorities and exercise its reasonable best efforts to undertake promptly any and all action required to complete lawfully the transactions contemplated by this Agreement as soon as practicable (but in any event prior to the Termination Date) and any and all action necessary or advisable to avoid, prevent, eliminate or remove any impediment under Antitrust Law or the actual or threatened commencement of any proceeding in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Mergers; provided that notwithstanding anything in this Agreement to the contrary, nothing in this Section 7.01 or any other provision of this Agreement shall require or obligate (i) Acquiror to take any actions, including selling, divesting, or otherwise disposing of, licensing, holding separate, or taking or committing to take any action that limits in any respect the Acquiror’s or the Company’s freedom of action with respect to, or its ability to retain, any business, products, rights, services, licenses, assets or properties of the Acquiror or the Company or (ii) Acquiror or any other Person to take any actions with respect to Acquiror’s Affiliates, the Sponsor, the Subscriber, their respective Affiliates and any investment funds or investment vehicles affiliated with, or managed or advised by, Acquiror’s Affiliates, the Sponsor, the Subscriber or any portfolio company (as such this term is commonly understood in the private equity industry) or investment of Acquiror’s Affiliates, Sponsor or of any such investment fund or investment vehicle.

(d)           Acquiror shall promptly notify the Company of any substantive communication with, and to the extent permitted, furnish to the Company upon request copies of any notices or written communications received by, Acquiror or any of its Affiliates and any third party or Governmental Authority with respect to the transactions contemplated by this Agreement, and to the extent permitted, Acquiror shall permit counsel to the Company an opportunity to review in advance, and Acquiror shall consider in good faith the views of such counsel in connection with, any proposed communications by Acquiror or its Affiliates to any Governmental Authority concerning the transactions contemplated by this Agreement; provided, that Acquiror shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority to delay the consummation of the transactions contemplated by this Agreement without the written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Acquiror agrees to provide, to the extent permitted by the applicable Governmental Authority, the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person or by telephone, between Acquiror or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the transactions contemplated hereby. Any materials exchanged in connection with this Section 7.01 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns of legal counsel of Acquiror, and to remove competitively sensitive material; provided, that the Acquiror may, as it deems advisable and necessary, designate any materials provided to the Company under this Section 7.01 as “outside counsel only.”

(e)            The parties shall pay the filing fees payable to the applicable Governmental Authorities (including the Regulatory Consent Authorities) pursuant to, and in accordance with, Section 11.05(b).

Section 7.02           Indemnification and Insurance.

(a)            From and after the Second Effective Time, PubCo shall indemnify and hold harmless each present and former director or officer of the Company, against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Second Effective Time, whether asserted or claimed prior to, at or after the Second Effective Time, to the fullest extent that the Company would have been permitted under applicable Law, the Company Organizational Documents and indemnification agreements (or Contracts containing similar indemnification provisions) in effect on the date of this Agreement to indemnify such Person (and advance expenses as incurred in defense of any Action to the fullest extent permitted under applicable Law). Without limiting the foregoing, PubCo shall, for a period of not less than six years from the Second Effective Time, (i) maintain provisions in its articles of incorporation, bylaws, other organization documents and indemnification agreements (or Contracts containing similar indemnification provisions), to the extent applicable, concerning the indemnification and exculpation (and provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of the Company Organizational Documents, and such indemnification agreements (or Contracts containing similar indemnification provisions), to the extent applicable, as of the date of this Agreement and (ii) not amend, repeal, terminate or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law. PubCo shall assume, and be liable for, and shall cause its Subsidiaries to honor, each of the covenants in this Section 7.02.

(b)            For a period of six years from the Second Effective Time, PubCo shall maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Company’s directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Acquiror or its agents or Representatives) on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) PubCo may cause coverage to be extended under the Company’s current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Second Effective Time, provided that (A) in no event shall PubCo be required to expend on the premium thereof in excess of 350% of the aggregate annual premiums currently payable by the Company with respect to such current policy (the “Premium Cap”), and (B) if such minimum coverage under any such “tail” policy is or becomes not available at the Premium Cap, then any such tail policy shall contain the maximum coverage available at the Premium Cap; and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 7.02 shall be continued in respect of such claim until the final disposition thereof.

(c)            This Section 7.02 shall survive the consummation of the Mergers indefinitely and shall be binding on PubCo and all of its successors and assigns. In the event that PubCo or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, PubCo shall ensure that proper provision shall be made so that the successors and assigns of PubCo shall succeed to the obligations set forth in this Section 7.02. The obligations of PubCo under this Section 7.02 shall not be terminated or modified in such a manner as to materially and adversely affect any present and former director and officer of the Company without the consent of the affected Person (it being expressly agreed that the covered directors and officers of the Company shall be third party beneficiaries of this Section 7.02).

Section 7.03           Conduct of Acquiror, PubCo and Merger Subs During the Interim Period.

(a)            During the Interim Period, Acquiror, PubCo and the Merger Subs shall, subject to Section 7.09, carry on their business in the ordinary course of business and in accordance with applicable Law. During the Interim Period, except as expressly contemplated by this Agreement, the PIPE Agreement (including consummation of the PIPE) or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld or delayed), or as may be required by Law, Acquiror shall not, and shall not permit PubCo and the Merger Subs to:

(i)            change, modify or amend the Trust Agreement, the Acquiror Organizational Documents or the organizational documents of each of PubCo and the Merger Subs;

(ii)           (A) make, declare, set aside or pay any dividends on, or make any other distribution (whether in cash, stock or property) in respect of any of its outstanding Equity Securities; (B) split, combine, reclassify or otherwise change any of its Equity Securities; or (C) other than the redemption of any shares of Acquiror Class A Shares or other equity of Acquiror, as applicable, required by the Offer or as otherwise required by Acquiror’s Organizational Documents in order to consummate the transactions contemplated hereby, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Equity Securities in, Acquiror;

(iii)          make, revoke or change any material Tax election, adopt or change any material Tax accounting method or period, file any amendment to a material Tax Return, enter into any agreement with a Governmental Authority with respect to a material amount of Taxes, settle or compromise any examination, audit or other Action with a Governmental Authority of or relating to any material Taxes or settle or compromise any claim or assessment by a Governmental Authority in respect of material Taxes, consent to any extension or waiver of the statutory period of limitations applicable to any claim or assessment in respect of material Taxes, or enter into any Tax sharing, indemnification, allocation or similar agreement or arrangement (excluding any commercial contract entered into in the ordinary course of business and not primarily related to Taxes);

(iv)          enter into, renew or amend in any material respect, any Acquiror Affiliate Agreement (or any Contract, that if existing on the date hereof, would have constitute an Acquiror Affiliate Agreement);

(v)           waive, release, compromise, settle or satisfy any pending or threatened Action or compromise or settle any material liability, other than in the ordinary course of business consistent with past practice;

(vi)          except as set forth in Schedule 7.03(vi), other than the Sponsor Notes, incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;

(vii)         except as set forth in Schedule 7.03(vii), (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any Equity Securities in, Acquiror, PubCo or the Merger Subs or any securities convertible into, or any rights, warrants or options to acquire, any Equity Securities, other than (i) in connection with the exercise of any Acquiror Warrants outstanding on the date hereof or (ii) the transactions contemplated by this Agreement or the PIPE Agreement (including the PIPE) or (B) amend, modify or waive any of the terms or rights set forth in, any Acquiror Warrant, including any amendment, modification or reduction of the warrant price set forth therein;

(viii)        adopt or amend any Benefit Plan, or enter into any employment contract or collective bargaining agreement other than the PubCo Equity Incentive Plan or as otherwise contemplated by this Agreement;

(ix)          acquire (including by merger or consolidation with, or merge or consolidate with, or purchase a material portion of the assets or equity of) any Person or division thereof;

(x)            adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Acquiror, PubCo or the Merger Subs (other than the transactions contemplated by this Agreement);

(xi)           make any capital expenditures;

(xii)          make any loans, advances or capital contributions to, or investments in, any other Person (including to any of its officers, directors, agents or consultants), make any change in its existing borrowing or lending arrangements for or on behalf of such Persons, or enter into any “keep well” or similar agreement to maintain the financial condition of any other Person;

(xiii)        enter into any new line of business outside of the business currently conducted by Acquiror, PubCo and the Merger Subs as of the date of this Agreement;

(xiv)        make any change in financial accounting methods, principles or practices, except insofar as may have been required by a change in, or a new application of, GAAP (including pursuant to standards, guidelines and interpretations of the Financial Accounting Standards Board or any similar organization) or applicable Law;

(xv)         voluntarily fail to maintain, cancel or materially change coverage under any insurance policy in form and amount equivalent in all material respects to the insurance coverage currently maintained with respect to the Acquiror, PubCo and the Merger Subs and their assets and properties; or

(xvi)        enter into any agreement or undertaking to do any action prohibited under this Section 7.03.

(b)            During the Interim Period, Acquiror shall, and shall cause each of PubCo and the Merger Subs to comply with, and continue performing under, as applicable, the Acquiror Organizational Documents, the organizational documents of PubCo and the Merger Subs, the Trust Agreement and all other agreements or Contracts to which Acquiror, PubCo or the Merger Subs may be a party.

Section 7.04           Trust Account. Prior to or at the Closing (subject to the satisfaction or waiver of the conditions set forth in Article IX), Acquiror shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Trust Agreement for the following: (a) all amounts payable to Redeeming Shareholders who shall have validly elected to redeem shares of Acquiror Class A Shares in connection with the Offer; (b) the payment of the Expenses pursuant to Section 11.05, and (c) the balance of the assets in the Trust Account, if any, after payment of the amounts required under the foregoing clauses (a) and (b), to be contributed to PubCo.

Section 7.05           Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Acquiror, PubCo or the Merger Subs by third parties that may be in Acquiror’s, PubCo’s or Merger Sub’s possession from time to time, and except for any information which in the opinion of legal counsel (including in-house counsel) of Acquiror would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law or confidentiality obligations to which Acquiror, PubCo or the Merger Subs are bound, Acquiror shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to all of their respective properties, books, projections, plans, systems, Contracts, commitments, Tax Returns, records, commitments, analyses and appropriate officers and employees of Acquiror, and shall furnish such Representatives with all financial and operating data and other information concerning the affairs of Acquiror that are in the possession of Acquiror as such Representatives may reasonably request. The parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply.

Section 7.06           Shareholder Litigation. In the event that any litigation related to this Agreement, any Contract contemplated hereby or the transactions contemplated hereby or thereby is brought, or, to the knowledge of Acquiror, threatened in writing, against Acquiror or the Acquiror Board of Directors by any shareholder of Acquiror prior to the Closing, Acquiror shall promptly notify the Company of any such Action and keep the Company reasonably informed with respect to the status thereof. Acquiror shall provide the Company the opportunity to participate in (subject to a customary joint defense agreement), but not control, the defense of any such Action, shall give due consideration to the Company’s advice with respect to such litigation and shall not settle any such Action without the prior written consent of the Company, such consent not to be unreasonably withheld, delayed or conditioned.

Section 7.07           Additional Insurance Matters. Prior to the Closing, Acquiror shall obtain directors’ and officers’ liability insurance (such insurance to be reasonably acceptable to the Company) that shall be effective as of Closing and will cover those Persons who will be the directors and officers of PubCo and its Subsidiaries (including the officers of the Company) at and after the Closing on terms customary for a typical directors’ and officers’ liability insurance policy for a company whose equity is listed on NASDAQ which policy has a scope and amount of coverage that is reasonably appropriate for a company of similar characteristics (including the line of business and revenues) as PubCo and its Subsidiaries (including the Company).

Section 7.08           Director and Officer Appointments. Except as otherwise agreed in writing by the Company and Acquiror prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and NASDAQ listing requirements, Acquiror, the Company and PubCo shall take all actions necessary or appropriate to cause (a) the number of directors constituting the PubCo Board to be such number as is specified on Schedule 7.09, (b) the individuals set forth on Schedule 7.09 to be elected as members of the PubCo Board, effective as of the Closing and (c) the individuals set forth on Schedule 7.09 to be the executive officers of PubCo effective as of the Closing. On the Closing Date, PubCo shall enter into customary indemnification agreements reasonably satisfactory to the Company and Acquiror with the individuals set forth on Schedule 7.09, which indemnification agreements shall continue to be effective following the Closing.

Section 7.09           No Solicitation.

(a)            From the date hereof until the earlier of the termination of this Agreement and the Closing, Acquiror shall not, and shall not authorize or permit any of its Affiliates or any of its or their Representatives (including the Sponsor) to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquiror Acquisition Proposal; (ii) enter into discussions or negotiations with, or furnish or disclose any non-public information about Acquiror to, any Person in connection with or that could reasonably be expected to lead to a possible Acquiror Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquiror Acquisition Proposal. Acquiror shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquiror Acquisition Proposal. For purposes hereof, “Acquiror Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than the Company or any of its Affiliates) with respect to a transaction (other than the transactions contemplated by this Agreement) involving a business combination with Acquiror. Any breach of the terms and provisions of this Section 7.09 by any Affiliate of Acquiror or any of Acquiror’s or its Affiliate’s Representatives, including the Sponsor (assuming that such Persons were directly bound by, and subject to, the terms and provisions of this Section 7.09) shall be deemed a breach by Acquiror.

(b)           Acquiror shall promptly (and in any event within two (2) Business Days) notify, in writing, the Company of the receipt of any inquiry, proposal, offer or request for information received after the date hereof that constitutes, or could reasonably be expected to result in or lead to, any Acquiror Acquisition Proposal, which notice shall include a summary of the material terms of, and the identity of the Person or group of Persons making, such inquiry, proposal, offer or request for information and an unredacted copy of any Acquiror Acquisition Proposal or inquiry, proposal or offer made in writing or, if not in writing, a written description of the material terms and conditions of such inquiry, proposal or offer. Acquiror shall promptly (and in any event within two (2) Business Days) keep the Company informed of any material developments with respect to any such inquiry, proposal, offer, request for information or Acquiror Acquisition Proposal (including any material changes thereto and copies of any additional written materials received by Acquiror or its Representatives). Without limiting the foregoing, it is understood that any violation of the restrictions contained in this Section 7.09 by Acquiror or its Representatives acting on the Company’s behalf, shall be deemed to be a breach of this Section 7.09 by Acquiror.

Section 7.10           Acquiror Closing Extension. Prior to October 17, 2025, Acquiror shall extend the deadline for Acquiror to consummate its initial business combination in accordance with the Acquiror Organizational Documents and the prospectus providing for its initial public offering to the Termination Date (such date, the “Extension Date”).

Article VIII

JOINT COVENANTS

Section 8.01           Support of Transaction. Without limiting any covenant contained in Article VI or Article VII, including the obligations of the Company and Acquiror with respect to the notifications, filings, reaffirmations and applications described in Section 6.03 and Section 7.01, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 8.01, Acquiror and the Company shall each, and Acquiror shall cause PubCo and the Merger Subs to: (i) use commercially reasonable efforts to assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (ii) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any of Acquiror, the Company, or their respective Affiliates are required to obtain in order to consummate the Transactions, including any required approvals of parties to Material Contracts with the Company as specified in Schedule 8.01, and (iii) take such other action as may reasonably be necessary or as another party may reasonably request to satisfy the conditions of Article IX or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall Acquiror, PubCo, the Merger Subs or the Company be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which the Company is a party or otherwise in connection with the consummation of the Transactions.

Section 8.02           Preparation of Registration Statement; Special Meeting; Solicitation of Company Stockholder Approval.

(a)            As promptly as practicable following the execution and delivery of this Agreement and in any event no later than twenty (20) Business Days following the date of the delivery of the financial statements described in Section 6.05(a), PubCo shall prepare, with the assistance of the Company and Acquiror, and cause to be filed with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of PubCo Common Stock to be issued under this Agreement, including the shares of Acquiror Common Stock and Company Common Stock that constitute the Aggregate Merger Consideration to be received by the equityholders of the Company and Acquiror, which Registration Statement will also contain the Proxy Statement. Each of Acquiror, PubCo and the Company shall use its reasonable best efforts to cause the Registration Statement and the Proxy Statement to comply with the rules and regulations promulgated by the SEC, to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Mergers. Each of Acquiror, PubCo and the Company shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Promptly after the Registration Statement is declared effective under the Securities Act, PubCo will cause the Proxy Statement to be mailed to shareholders of PubCo. The fees and expenses incurred in connection with the preparation and filing of the Registration Statement and the receipt of stock exchange approval in connection therewith shall be paid pursuant to, and in accordance with, Section 11.05(b). Acquiror also agrees to use its reasonable best efforts to obtain all necessary state Securities Laws or “blue sky” permits and approvals required to carry out the transactions contemplated hereby.

(b)           To the extent not prohibited by applicable Law, each of Acquiror, PubCo and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed), any response to comments of the SEC or its staff with respect to the Registration Statement and any amendment to the Registration Statement filed in response thereto. If Acquiror, PubCo or the Company become aware that any information contained in the Registration Statement shall have become false or misleading in any material respect or that the Registration Statement is required to be amended in order to comply with applicable Law, then (i) such party shall promptly inform the other party and (ii) to the extent not prohibited by applicable Law, Acquiror and PubCo, on the one hand, and the Company, on the other hand, shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) an amendment or supplement to the Registration Statement. Each of PubCo, Acquiror and the Company shall use reasonable best efforts to cause the Registration Statement as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of shares of PubCo Common Stock, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Organizational Documents of PubCo. PubCo shall provide the Company and Acquiror with copies of any written comments, and shall inform the Company of any oral comments, that PubCo or its counsel receives from the SEC or its staff with respect to the Registration Statement promptly after the receipt of such comments and shall give the Company and Acquiror a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff, including by participating with the Company and Acquiror or their respective counsels in any discussions or meetings with the SEC.

(c)            Acquiror agrees to include provisions in the Proxy Statement and to take reasonable action related thereto, with respect to (i) approval of the Transactions, including the Mergers and the Business Combination (as defined in the Acquiror Organizational Documents), and the adoption and approval of this Agreement (the “Transaction Proposal”), (ii) approval of the PubCo Charter (the “Amendment Proposal”) and each change to the PubCo Charter that is required to be separately approved, (iii) approval of the issuance of the Aggregate Merger Consideration pursuant to this Agreement and shares of PubCo Common Stock pursuant to Section 3.02 of this Agreement in accordance with the rules of NASDAQ (the “NASDAQ Proposal”), (iv) the approval and adoption of the PubCo Equity Incentive Plan (the “PubCo Equity Plan Proposal”), (v) election of directors of PubCo effective as of the Closing as contemplated by Section 7.08 (the “Director Proposal”), (vi) adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing proposals, and (vii) approval of any other proposals reasonably agreed by Acquiror, PubCo and the Company to be necessary or appropriate in connection with the Transactions contemplated hereby (the “Additional Proposal” and together with the Transaction Proposal, the Amendment Proposal, the NASDAQ Proposal, the PubCo Equity Plan Proposal, and the Director Proposal, the “Proposals”). Without the prior written consent of the Company, the Proposals shall be the only matters (other than procedural matters) which Acquiror shall propose to be acted on by Acquiror Stockholders at the Special Meeting.

(d)            PubCo shall use reasonable best efforts to, as promptly as practicable after the Registration Statement is declared effective under the Securities Act, (i) establish the record date (which record date shall be mutually agreed with the Company and Acquiror) for, duly call, give notice of, convene and hold the Special Meeting in accordance with the CLCI, NRS, NASDAQ rules and regulations and the Organizational Documents of PubCo (which such Special Meeting shall be no later than thirty (30) Business Days following the date the Registration Statement is declared effective), (ii) cause the Proxy Statement to be disseminated to Acquiror Stockholders in compliance with applicable Law and (iii) solicit proxies from the holders of Acquiror Class A Shares to vote in favor of each of the Proposals. Acquiror shall, through the Acquiror Board, recommend to its shareholders that they approve the Proposals (the “Acquiror Board Recommendation”) and shall include the Acquiror Board Recommendation in the Proxy Statement. Except as required by applicable Law, neither the Acquiror Board nor any committee thereof shall withhold, withdraw, change or modify, or publicly propose or resolve to withhold, withdraw, change or modify in a manner adverse to the Company the Acquiror Board Recommendation.

(e)            To the fullest extent permitted by applicable Law, Acquiror’s obligations to establish a record date for, duly call, give notice of, convene and hold the Special Meeting shall not be affected by any withholding, withdrawing, changing or modifying of the Acquirer Board Recommendation. Acquiror may only adjourn the Special Meeting (i) to solicit additional proxies for the purpose of obtaining the Acquiror Shareholder Approvals, (ii) for the absence of a quorum and (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by shares of Acquiror prior to the Special Meeting; provided that, without the Company’s prior written consent, the Special Meeting (A) may not be adjourned to a date that is more than fifteen (15) days after the date for which the Special Meeting was originally scheduled (excluding any adjournments required by applicable Law) and (B) shall not be held later than three (3) Business Days prior to the Termination Date. Acquiror agrees that it shall provide the holders of Acquiror Class A Shares with the opportunity to participate in the Offer in connection with the Special Meeting, as required by the Acquiror Organizational Documents. Acquiror shall use its reasonable best efforts to obtain the approval of the Proposals at the Special Meeting, including by soliciting from its shareholders proxies as promptly as possible in favor of the Proposals.

(f)            As soon as reasonably practicable after the Registration Statement becomes effective, and in any event within 72 hours after the Registration Statement becomes effective, the Company shall solicit a written consent from the Company Stockholders approving and adopting this Agreement, the Mergers and, to the extent required by Law, the Transactions (the “Company Stockholder Approval”). In connection therewith, the Company shall use reasonable best efforts to, as promptly as practicable, (i) establish the record date (which record date shall be mutually agreed with Acquiror) for determining the Company Stockholders entitled to provide such written consent, (ii) cause the consent solicitation statement to be disseminated to the Company Stockholders in compliance with applicable Law and (iii) solicit written consents from the Company Stockholders to give the Company Stockholder Approval. The Company shall, through the Company Board, recommend to the Company Stockholders that they adopt this Agreement (the “Company Board Recommendation”). The Company Board shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Company Board Recommendation. The Company will provide Acquiror with copies of all stockholders consents it receives within one Business Day of receipt.

Section 8.03           Tax Matters.

(a)            Transfer Taxes. Except as otherwise set forth in this Agreement, all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions (“Transfer Taxes”) shall be borne 100% by the Company. The Company and Acquiror further agree to reasonably cooperate to reduce or eliminate the amount of any such Transfer Taxes.

(b)            Tax Treatment. The parties intend that, for United States federal income tax purposes, (i) the Recapitalization will qualify as a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code and the Treasury Regulations thereunder, and (ii) the Mergers, taken together, will constitute an integrated transaction that qualifies under Section 351(a) of the Code (collectively, the “Intended Tax Treatment”). The Transactions shall be reported by the parties for all Tax purposes in accordance with the Intended Tax Treatment, unless otherwise required by a Tax Authority as a result of a “determination” within the meaning of Section 1313(a) of the Code (or any similar or corresponding provision of applicable Law). The parties hereto shall, and shall cause their Affiliates to, cooperate with each other and their respective counsel to document and support the Intended Tax Treatment and, following the Closing, the parties hereto shall not, or and shall not permit or cause their respective controlled Affiliates to, take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Transactions from qualifying for the Intended Tax Treatment. In furtherance of the forgoing, in the twelve (12) months following the Closing Date, PubCo shall not permit Acquiror or the Company to liquidate or to be treated as liquidating for U.S. federal income tax purposes.

(c)            The parties hereto shall, and shall cause their controlled Affiliates, to (i) cooperate in order to facilitate the issuance of any opinions relating to Tax matters that the SEC requires to be filed in connection with the Registration Statement, and (ii) deliver to Greenberg Traurig, LLP (or other applicable legal counsel to Acquiror) and Nelson Mullins Riley & Scarborough (or other applicable legal counsel to the Company), in each case, to the extent requested by such counsel, a duly executed certificate dated as of the date requested by such counsel, containing such representations, warranties and covenants as shall be reasonably necessary or appropriate to enable such counsel to render any such opinion. If, in connection with the preparation and filing of the Registration Statement, the SEC requests or requires that tax opinions be prepared and submitted with respect to the Tax treatment of the Transactions, then (i) if such tax opinion relates to Acquiror or the Acquiror Stockholders, Acquiror will procure Greenberg Traurig, LLP or other counsel to Acquiror (“Acquiror Tax Counsel”) to deliver such tax opinion and (ii) if such tax opinion relates to the Company or the Company Stockholders, the Company will procure Nelson Mullins Riley & Scarborough or other counsel to the Company (“Company Tax Counsel”) to deliver such tax opinions, and, in each case, Acquiror and the Company shall deliver to Acquiror Tax Counsel and Company Tax Counsel customary Tax representation letters reasonably satisfactory and Acquiror Tax Counsel or Company Tax Counsel at such time or times as may be reasonably requested by Acquiror Tax Counsel and Company Tax Counsel, in connection with the delivery of any such tax opinions with respect to the Tax treatment of the Transactions.

(d)           At or prior to the Closing, the Company shall deliver to PubCo a properly executed certification that shares of Existing Company Stock are not “U.S. real property interests” in accordance with the Treasury Regulations under Sections 897 and 1445 of the Code, together with a notice to the IRS (which shall be filed by PubCo with the IRS following the Closing) in accordance with the provisions of Section 1.897-2(h)(2) of the Treasury Regulations

(e)            Following the Closing, upon request from an Acquiror Stockholder, PubCo shall (and shall cause its controlled Affiliates to) use commercially reasonable efforts to provide to such Acquiror Stockholder all information reasonably necessary to compute any income of such Acquiror Stockholder (or its direct or indirect owners) arising (i) as a result of Acquiror’s status as a “passive foreign investment company” within the meaning of Section 1297(a) of the Code, and (ii) under Section 367(b) of the Code and the Treasury Regulations thereunder as a result of the First Merger.

Section 8.04           Confidentiality; Publicity.

(a)            Each party agrees that it will, and will cause its respective Affiliates and Representatives to, hold in strict confidence and agrees that it will not, and will cause its respective Affiliates and Representatives not to, disclose or use any Confidential Information. If a party is requested or required pursuant to written or oral questions or requests for information or documents in any litigation, Governmental Order, interrogatory, civil investigation, demand or other similar process to disclose any Confidential Information, then such party will notify the other promptly of the request or requirement so that the non-requesting party may seek an appropriate protective order or waive compliance with the provisions of this Section 8.04(a). If, in the absence of a protective order or the receipt of a waiver hereunder, a party is, on the advice of counsel, compelled to disclose any Confidential Information to any Governmental Authority or else stand liable for contempt, then such party may disclose the Confidential Information to the Governmental Authority; provided, however, that such party shall use it’s reasonable best efforts to obtain, at the request of the other, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the non-requesting party shall designate. The foregoing provisions shall not apply to any Confidential Information that is generally available to the public immediately prior to the time of disclosure unless such Confidential Information is so available due to the actions of a party.

(b)           The initial press release relating to this Agreement shall be a joint press release, the text of which has been agreed to by each of Acquiror and the Company (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release, Acquiror shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by applicable Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). Thereafter, between the date of this Agreement and the Closing Date (or the earlier termination of this Agreement in accordance with Article X) unless otherwise prohibited by applicable Law or the requirements of NASDAQ, each of Acquiror and the Company shall each use its commercially reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Mergers or any of the other Transactions, and shall not issue any such press release or make any such public statement without the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed). Acquiror shall, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Acquiror shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal securities Laws. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each party shall, upon request by any other party, furnish the parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a party to any third party and/or any Governmental Authority in connection with the Transactions contemplated hereby. Furthermore, nothing contained in this Section 8.04 shall prevent Acquiror or the Company or its respective Affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other party in accordance with this Section 8.04.

Section 8.05           NASDAQ Listing. The Company and Acquiror shall use their respective reasonable best efforts to cause the PubCo Common Stock to be issued in connection with the Transactions or otherwise reserved for issuance to be approved for listing on NASDAQ as promptly as practicable following the issuance thereof, subject to official notice of issuance, on or prior to the Closing Date, including by submitting prior to the Closing an initial listing application with NASDAQ (the “Nasdaq Listing Application”) with respect thereto. Each of the Company and Acquiror will use their respective reasonable best efforts to (i) cause the Nasdaq Listing Application, when filed, to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from NASDAQ or its staff concerning the Nasdaq Listing Application and (iii) have the Nasdaq Listing Application approved by NASDAQ as promptly as practicable after such filing. No submission of, or amendment or supplement to, the Nasdaq Listing Application, or response to NASDAQ comments with respect thereto, will be made by Acquiror or the Company without the other party’s prior consent (which shall not be unreasonably withheld, conditioned or delayed) and without providing the other party a reasonable opportunity to review and comment thereon. Each of Acquiror and the Company will promptly notify the other upon the receipt of any comments from NASDAQ or any request from NASDAQ for amendments or supplements to the Nasdaq Listing Application and will, as promptly as practicable after receipt thereof, provide the other with copies of all material correspondence between it and its representatives, on the one hand, and NASDAQ, on the other hand, and all written comments with respect to the Nasdaq Listing Application received from NASDAQ and advise the other on any oral comments with respect to the Nasdaq Listing Application received from NASDAQ. Acquiror or the Company, as applicable, will advise the other, promptly after receiving notice thereof, of the time of the approval of the Nasdaq Listing Application and the approval of the shares of Acquiror Common Stock to be issued in connection with the transactions contemplated hereby or otherwise reserved for issuance for listing on NASDAQ, subject only to official notice of issuance.

Section 8.06           Notification of Certain Matters. The Company shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Company, of any event which a party becomes aware of between the date of this Agreement and the Closing (or the earlier termination of this Agreement in accordance with Article X), the occurrence, or non-occurrence, of which causes or would reasonably be expected to cause any of the conditions set forth in Article IX to fail; provided, however, that no such notice shall be deemed to cure such breach.

Section 8.07           Post-Closing Cooperation. Following the Closing, each party shall, on the request of any other party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the transactions contemplated hereby.

Article IX

CONDITIONS TO OBLIGATIONS

Section 9.01           Conditions to Obligations of All Parties. The obligations of the parties hereto to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a)            Antitrust Law Approval. If applicable in connection with the Transactions, (i) all waiting periods (and any extensions thereof) under any Antitrust Laws in the jurisdictions listed in Schedule 9.01(a) that are required to be terminated or expired prior to the Closing shall have terminated or expired, and all approvals, clearances or authorizations under any Antitrust Laws in the jurisdictions listed in Schedule 9.01(a) required to be obtained prior to the Closing shall have been obtained, and (ii) any agreement with any Governmental Authority not to consummate the transactions contemplated hereby shall have expired or been terminated.

(b)            No Prohibition. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, judgment, decree, executive order or award which is then in effect and has the effect of making the Transactions, including the Mergers, illegal or otherwise prohibiting or enjoining consummation of the Transactions, including the Mergers.

(c)            Offer Completion. The Offer shall have been completed in accordance with the terms hereof and the Proxy Statement.

(d)            Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC and not withdrawn.

(e)            Acquiror Shareholder Approvals. The Acquiror Shareholder Approvals shall have been obtained.

(f)            Company Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(g)            Nasdaq Listing. (i) PubCo’s Nasdaq Listing Application shall have been approved for initial listing on NASDAQ conditional only on the official notice of issuance, and (ii) PubCo Common Stock, including the Merger Consideration, shall have been approved for listing on NASDAQ.

Section 9.02           Additional Conditions to Obligations of Acquiror. The obligations of Acquiror, PubCo and the Merger Subs to consummate, or cause to be consummated, the Mergers are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Acquiror:

(a)            Representations and Warranties. The representations and warranties of the Company contained in Section 4.01 (Organization, Standing and Corporate Power), Section 4.02(a) (Corporate Authority; Approval; Non-Contravention), Section 4.07(c) (Absence of Certain Changes or Events) and Section 4.24 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of the Company contained in Section 4.04 (Capitalization) shall be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects other than de minimis inaccuracies as of such earlier date. All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect.

(b)            Agreements and Covenants. Each of the covenants of the Company to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c)            Officer’s Certificate. The Company shall have delivered to Acquiror a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.02(a) and Section 9.02(b) have been fulfilled.

(d)            Ancillary Agreements. The Company shall have delivered to Acquiror executed counterparts to all of the Ancillary Agreements to which the Company, or any Company Stockholder, is party.

(e)            No Company Material Adverse Effect. Since the date of this Agreement, no Company Material Adverse Effect shall have occurred which is continuing and uncured.

Section 9.03           Additional Conditions to the Obligations of the Company. The obligations of the Company to consummate the Mergers are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a)            Representations and Warranties. The representations and warranties of Acquiror, PubCo and the Merger Subs contained in Section 5.01 (Organization, Standing and Corporate Power), Section 5.02(a) (Corporate Authority; Approval; Non-Contravention), Section 5.09(h) (Absence of Certain Changes or Events) and Section 5.07 (Brokers) shall each be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date. The representations and warranties of Acquiror, PubCo and the Merger Subs contained in Section 5.13 (Capitalization), shall be true and correct in all respects other than de minimis inaccuracies as of the Closing Date as though made on the Closing Date, except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all respects other than de minimis inaccuracies as of such earlier date. All other representations and warranties of Acquiror, PubCo and the Merger Subs contained in this Agreement shall be true and correct (without giving any effect to any limitation as to “materiality” or “Acquiror Material Adverse Effect” or any similar limitation set forth therein) as of the Closing Date, as though made on and as of the Closing Date, except (i) to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date and (ii) where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in an Acquiror Material Adverse Effect.

(b)            Agreements and Covenants. Each of the covenants of Acquiror, PubCo and the Merger Subs to be performed or complied with as of or prior to the Closing shall have been performed or complied with in all material respects.

(c)            Officer’s Certificate. Acquiror shall have delivered to the Company a certificate signed by an officer of Acquiror, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 9.03(a) and Section 9.03(b) have been fulfilled.

(d)            Ancillary Agreements. Acquiror shall have delivered to the Company executed counterparts to all of the Ancillary Agreements to which Acquiror, PubCo or Sponsor is party.

(e)            No Acquiror Material Adverse Effect. Since the date of this Agreement, no Acquiror Material Adverse Effect shall have occurred which is continuing and uncured.

Article X

TERMINATION/EFFECTIVENESS

Section 10.01         Termination. This Agreement may be terminated, and the transactions contemplated hereby abandoned:

(a)            by mutual written consent of the Company and Acquiror;

(b)            prior to the Closing, by written notice to the Company from Acquiror if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that any condition specified in Section 9.02(a) or Section 9.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if any such Terminating Company Breach is curable by the Company through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date Acquiror provides written notice of such violation or breach and the Termination Date) after receipt by the Company of notice from Acquiror of such breach, but only as long as the Company continues to use its commercially reasonable efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, (ii) the Closing has not occurred on or before December 31, 2025, as such date may be extended (x) upon the mutual written consent of Company and Acquiror and/or (y) automatically until the Extension Date pursuant to Section 7.10 (the “Termination Date”), or (iii) the consummation of the Mergers is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or other Law; provided, that the right to terminate this Agreement under Section 10.01(b)(ii) shall not be available if either (A) Acquiror’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date or (B) Acquiror is in breach of this Agreement on such date, which breach could give rise to a right of the Company to terminate this Agreement;

2 Note to Draft: SVII/Eagle to confirm the new outside date.

(c)            prior to the Closing, by written notice to Acquiror from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, such that any condition specified in Section 9.03(a) or Section 9.03(b) would not be satisfied at the Closing (a “Terminating Acquiror Breach”), except that, if any such Terminating Acquiror Breach is curable by Acquiror through the exercise of its commercially reasonable efforts, then, for a period of up to thirty (30) days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date) after receipt by Acquiror of notice from the Company of such breach, but only as long as Acquiror continues to use its commercially reasonable efforts to cure such Terminating Acquiror Breach (the “Acquiror Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Acquiror Breach is not cured within the Acquiror Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Mergers is permanently enjoined or prohibited by the terms of a final, non-appealable Governmental Order or other Law; provided, that the right to terminate this Agreement under Section 10.01(c)(ii) shall not be available if either (A) the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date or (B) the Company is in breach of this Agreement on such date, which breach could give rise to a right of Acquiror to terminate this Agreement;

(d)            Reserved.

(e)            by written notice from the Company to the Acquiror if Acquiror Shareholder Approval is not obtained at the Special Meeting (subject to any adjournment or recess of the meeting); or

(f)            by written notice from Acquiror to the Company if the Company Stockholder Approval has not been obtained within ten (10) Business Days following the date on which the Registration Statement becomes effective.

Section 10.02         Effect of Termination. Except as otherwise set forth in this Section 10.02, in the event of the termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or any of their respective Affiliates, officers, directors, employees or stockholders, shareholders other than liability of any party hereto for any Willful Breach of this Agreement by such party occurring prior to such termination. The provisions of Sections 6.04, 10.02 and Article XI (collectively, the “Surviving Provisions”), and any other Section or Article of this Agreement referenced in the Surviving Provisions, to the extent required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.

Section 10.03         Termination Fee.

(a)            If Acquiror shall have terminated this Agreement pursuant to Section 10.01(b) or Section 10.01(f), then the Company shall pay Greenberg Traurig, LLP, by wire transfer of immediately available funds within two (2) Business Days after such termination, a non-refundable amount equal to One Hundred Thousand United States Dollars (USD$100,000) (the “Termination Fee”) as consideration for the disposition of Acquiror’s rights under this Agreement.

(b)            If the Company shall have terminated this Agreement pursuant to Section 10.01(c) or Section 10.01(e), then the Acquiror shall pay Nelson Mullins Riley & Scarborough, by wire transfer of immediately available funds within two (2) Business Days after such termination, the Termination Fee as consideration for the disposition of the Company’s rights under this Agreement.

Article XI

MISCELLANEOUS

Section 11.01         Waiver. Any party to this Agreement may, at any time prior to the Closing, by action taken by its board of directors or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 11.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

Section 11.02         Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

(a)            If to Acquiror, PubCo or the Merger Subs (prior to the Closing Date) to:

Spring Valley Acquisition Corp. II
2100 McKinney Ave., Suite 1675
Dallas, TX 75201
Attn: Christopher Sorrells

E-mail: Chris.Sorrells@sv-ac.com

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP

One Vanderbilt Ave

New York, NY 10017

Attention: Alan Annex; Adam Namoury; Jason Simon

Email: Alan. Annex@gtlaw.com; Adam.Namoury@gtlaw.com;

Jason.Simon@gtlaw.com

(b)            If to the Company or PubCo (after the Closing Date) to:

Eagle Energy Metals Corp.,
5470 Kietzke Lane, Suite 300

Reno, NV 89511
Attn: Mark Mukhija
E-mail: mmukhija@eagleenergymetals.com

with copies (which shall not constitute notice) to:

Nelson Mullins Riley & Scarborough LLP
Attn: Peter Strand; Mike Bradshaw
E-mail: peter.strand@nelsonmullins.com;

mike.bradshaw@nelsonmullins.com

or to such other address or addresses as the parties may from time to time designate in writing.

Section 11.03         Assignment. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 11.03 shall be null and void, ab initio.

Section 11.04         Rights of Third Parties. Except as otherwise provided in Section 7.02 and Section 11.14, this Agreement is exclusively for the benefit of the Company, and its respective successors and permitted assigns, with respect to the obligations of Acquiror, PubCo and the Merger Subs under this Agreement, and for the benefit of Acquiror, PubCo and the Merger Subs, and their respective successors and permitted assigns, with respect to the obligations of the Company under this Agreement, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right.

Section 11.05         Expenses.

(a)            Except as otherwise provided herein (including Section 7.01(e), Section 8.03(a) and this Section 11.05), Acquiror, together with the Company and the Surviving Corporation, shall bear the expenses incurred by the Company and Acquiror in connection with this Agreement and the Transactions so long as the Closing occurs, including all fees and expenses of legal counsel, investment banks, brokers, finders and other representatives and any deferred underwriting fees in connection with Acquiror’s IPO (“Expenses”).

(b)            If the Closing shall not occur and/or from the date hereof through the Closing, each party hereto shall bear its own Expenses in connection with this Agreement and the Transactions.

Section 11.06         Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Nevada, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 11.07         Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 11.08         Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.

Section 11.09         Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the Ancillary Agreements executed on the date hereof constitute the entire agreement among the parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement.

Section 11.10         Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement (but not necessarily by the same natural persons who executed this Agreement) and which makes reference to this Agreement. The approval of this Agreement by the equityholders of any of the parties shall not restrict the ability of the board of directors of any of the parties to terminate this Agreement in accordance with Section 10.01 or to cause such party to enter into an amendment to this Agreement pursuant to this Section 11.10.

Section 11.11         Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

Section 11.12         Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in any state or federal court located in the State of New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 11.12. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION 11.12.

Section 11.13         Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 10.01, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 11.13 shall not be required to provide any bond or other security in connection with any such injunction.

Section 11.14         Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto, and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement), (a) no past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder, shareholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any named party to this Agreement and (b) no past, present or future director, manager, officer, employee, incorporator, member, partner, stockholder, shareholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Acquiror, PubCo or the Merger Subs under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

Section 11.15         Non-survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Second Effective Time in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and then only with respect to any breaches occurring after the Closing and (b) this Article XI.

Section 11.16         Acknowledgements. Each of the parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (a) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other parties (and their respective Subsidiaries) for purposes of conducting such investigation; (b) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereby; (c) the Acquiror Representations constitute the sole and exclusive representations and warranties of Acquiror, PubCo and the Merger Subs; (d) except for the Company Representations by the Company and the Acquiror Representations by each of Acquiror, PubCo and the Merger Subs, respectively, none of the parties hereto or any other Person makes, or has made, any other express or implied representation or warranty with respect to any party hereto (or any party’s Affiliates) or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including (i) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any party hereto or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any party hereto (or any party’s Subsidiaries), and (ii) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any party hereto (or its Subsidiaries), or the quality, quantity or condition of any party’s or its Subsidiaries’ assets) are specifically disclaimed by all parties hereto and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any party hereto or its Subsidiaries); and (e) each party hereto and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Company Representations by the Company, the Acquiror Representations by each of Acquiror, PubCo and the Merger Subs and the other representations expressly made by a Person in the Ancillary Agreements.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Acquiror, Pubco, Merger Sub 1, Merger Sub 2 and the Company have caused this Agreement to be executed and delivered as of the date first written above by their respective officers thereunto duly authorized.

SPRING VALLEY ACQUISITION CORP. II

By:	/s/ Christopher Sorrells
Name: Christopher Sorrells
Title: Chief Executive Officer

[Signature Page to A&R Agreement and Plan of Merger]

EAGLE NUCLEAR ENERGY CORP.

By:	/s/ Christopher Sorrells
Name: Christopher Sorrells
Title: President and Director

[Signature Page to A&R Agreement and Plan of Merger]

SPRING VALLEY MERGER SUB II, INC.

By:	/s/ Christopher Sorrells
Name: Christopher Sorrells
Title: President and Director

[Signature Page to A&R Agreement and Plan of Merger]

SPRING VALLEY MERGER SUB III, INC.

By:	/s/ Christopher Sorrells
Name: Christopher Sorrells
Title: President and Director

[Signature Page to A&R Agreement and Plan of Merger]

Eagle Energy Metals Corp.

By:	/s/ Manavdeep Mukhija
Name: Manavdeep Mukhija
Title: Chief Executive Officer

[Signature Page to A&R Agreement and Plan of Merger]